SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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AGNC Investment Corp.

(Name of Registrant as Specified in its Charter)

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AGNC INVESTMENT CORP.

NOTICE OF 2017 ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON APRIL 20, 2017

DATE AND TIME:	Thursday, April 20, 2017, at 9:00 a.m., Eastern Time

PLACE:	Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814

ITEMS OF BUSINESS:	1)	To elect the Board of Directors, with each director serving a one-year term and until his or her successor is elected and qualified;
	2)	To approve an advisory resolution on executive compensation;
	3)	To conduct an advisory vote on the frequency of future advisory votes on executive compensation;
	4)	To consider and vote upon the ratification of the appointment of Ernst & Young LLP to serve as our independent public accountant for the year ending December 31, 2017; and
	5)	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.
In addition, there will be a presentation on our business, and stockholders will have an opportunity to ask questions.

WHO CAN VOTE:	You are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment of the Annual Meeting if you were a common stockholder of record at the close of business on February 24, 2017.

VOTING:	Your vote is important and we urge you to vote. You may vote in person at the Annual Meeting, or authorize a proxy to vote, by telephone, through the internet or by mailing your completed proxy card (or voting instruction form, if you hold your shares through a broker, bank or other nominee). See Question 5 of “Questions and Answers About the 2017 Annual Meeting and Voting” in the accompanying proxy statement for additional information regarding voting.
MEETING ADMISSION:	If you wish to attend the Annual Meeting in person, we request that you register in advance with our Investor Relations department by following the instructions set forth in response to Question 14 of “Questions and Answers About the 2017 Annual Meeting and Voting” in the accompanying proxy statement.

DATE OF DISTRIBUTION:	This notice, the proxy statement, the accompanying proxy card and our annual report to stockholders, which includes our annual report on Form 10-K with audited financial statements for the year ended December 31, 2016, are first being sent to our common stockholders on or about March 10, 2017.

BY ORDER OF THE BOARD OF

DIRECTORS,

Kenneth L. Pollack

Senior Vice President and Secretary

March 10, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 20, 2017

This proxy statement and our annual report to stockholders, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2016, are available free of charge on the internet at www.AGNC.com/2017proxymaterials.

PROXY STATEMENT

This proxy statement contains information about the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of AGNC Investment Corp., a Delaware corporation (“AGNC,” the “Company,” “we, ” “our” and “us”).

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QUESTIONS AND ANSWERS ABOUT THE 2017 ANNUAL MEETING AND VOTING

QUESTIONS AND ANSWERS

ABOUT THE 2017 ANNUAL MEETING AND VOTING

1.	WHY DID I RECEIVE THESE PROXY MATERIALS?

Our Board of Directors is furnishing this proxy statement to you to solicit proxies on its behalf to be voted at the Annual Meeting on Thursday, April 20, 2017, at 9:00 a.m., Eastern Time, at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814. The proxies also may be voted at any postponement or adjournment of the meeting.

All properly executed written proxies, and all properly completed proxies submitted by telephone or by the internet, that are timely delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with the directions given in the proxy unless the proxy is revoked before the completion of voting at the meeting.

2.	WHAT ITEMS WILL BE CONSIDERED AND VOTED ON AT THE ANNUAL MEETING?

Proposal	Board Recommendations
1) Election of five directors, each to serve a one-year term and until his or her successor is elected and qualified	FOR each of the nominees of the Board of Directors
2) Approve an advisory resolution on executive compensation	FOR the advisory resolution
3) Approve an advisory vote on the frequency of future advisory votes on executive compensation	FOR “every one year”
4) Ratification of the appointment of Ernst & Young LLP to serve as our independent public accountant for the year ending December 31, 2017	FOR the ratification of appointment

The Board of Directors does not intend to bring other matters before the Annual Meeting except items incidental to the conduct of the meeting. However, on all other matters properly brought before the meeting, or any postponement or adjournment thereof, by the Board of Directors or others, the persons named as proxies in the accompanying proxy card, or their substitutes, will vote in accordance with their discretion.

3.	WHAT IS A PROXY?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Peter Federico and Kenneth Pollack have been designated as proxies by the Board of Directors for the Annual Meeting.

4.	WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the Annual Meeting is February 24, 2017 (the “record date”). The record date is established by the Board of Directors and only common stockholders of record at the close of business on the record date are entitled to:

a.	receive notice of the meeting; and

b.	vote at the meeting and any postponement or adjournment of the meeting.

Each common stockholder of record on the record date is entitled to one vote for each share of common stock held. On the record date, there were 331,046,077 shares of common stock outstanding.

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QUESTIONS AND ANSWERS ABOUT THE 2017 ANNUAL MEETING AND VOTING

5.	WHAT IS THE DIFFERENCE BETWEEN A STOCKHOLDER OF RECORD AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of common stock are registered in your name on the books and records of our transfer agent, you are a common stockholder of record.

If your shares of common stock are held for you through an intermediary in the name of your broker, bank or other nominee, your shares are held in street name. The answer to Question 10 below describes brokers’ discretionary voting authority and when your broker, bank or other nominee is permitted to vote your shares of common stock without instructions from you. For shares held through a benefit or compensation plan or a broker, bank or other nominee, you may vote by submitting voting instructions to your plan trustee, broker, bank or nominee. If you attend the Annual Meeting, you may withdraw your proxy and vote in person.

It is important that you vote your shares of common stock if you are a stockholder of record and, if you hold shares in street name, that you provide appropriate voting instructions to your broker, bank or other nominee as discussed in the answer to Question 10 below.

6.	WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

You may submit your proxy or vote your shares of our common stock by any of the following methods:

By Telephone or the Internet—Common stockholders can vote their shares via telephone or the internet as instructed in the proxy card or the voting instruction form. The telephone and internet procedures are designed to authenticate a stockholder’s identity, to allow common stockholders to vote their shares and to confirm that their instructions have been properly recorded.

By Mail—A common stockholder who receives a paper proxy card or voting instruction form or requests a paper proxy card or voting instruction form by telephone or internet may elect to vote by mail and should complete, sign and date the proxy card or voting instruction form and mail it in the pre-addressed envelope that accompanies the delivery of the proxy card or voting instruction form. For common stockholders of record, proxy cards submitted by mail must be received by the date and time of the Annual Meeting. For common stockholders who hold their shares through an intermediary, such as a broker, bank or other nominee, the voting instruction form submitted by mail must be mailed by the deadline imposed by your broker, bank or other nominee for your shares to be voted.

In Person—Shares of common stock held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares of common stock held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a “legal” proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares and bring that “legal” proxy to the meeting.

7.	WHO COUNTS THE VOTES?

Our transfer agent will receive and tabulate the proxies and certify the results.

8.	WHAT IF A STOCKHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Stockholders should specify their voting choice for each matter on the accompanying proxy. If no specification is made, such shares will be voted “FOR” the election of the five director nominees, “FOR” the advisory resolution on executive compensation, “FOR EVERY ONE YEAR” on the advisory vote regarding the frequency of future advisory votes on executive compensation; and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent public accountant for the year ending December 31, 2017.

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QUESTIONS AND ANSWERS ABOUT THE 2017 ANNUAL MEETING AND VOTING

9.	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares.

We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Investor Services. Computershare’s address is P.O. Box 30170 College Station, TX 77842-3170; you can reach Computershare at 1-800-733-5001 (from within the United States or Canada) or 781-575-3400 (from outside the United States or Canada).

10.	WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

Stockholders of Record—If you are a stockholder of record (see Question 5 above), your shares of common stock will not be voted if you do not provide your proxy unless you vote in person at the Annual Meeting. It is important that you vote your shares.

Street Name Holders—If your shares of common stock are held in street name (see Question 5 above) and you do not provide your signed and dated voting instruction form to your broker, bank or other nominee, your shares may be voted by your broker, bank or other nominee but only under certain circumstances. Specifically, under applicable rules, shares held in the name of your broker, bank or other nominee may be voted by your broker, bank or other nominee on certain “routine” matters if you do not provide voting instructions.

The only proposal to be voted on at the Annual Meeting that is considered a “routine” matter for which brokers, banks or other nominees may vote uninstructed shares is the ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountant. The other proposals (specifically, the election of director nominees, the approval of the advisory resolution on executive compensation and the advisory vote on the frequency of future advisory votes on executive compensation) are not considered “routine” under applicable rules, so the broker, bank or other nominee cannot vote your shares on these proposals unless you provide to the broker, bank or other nominee voting instructions for these matters. If you do not provide voting instructions on a non-routine matter, your shares of common stock will not be voted on the matter, which is referred to as a “broker non-vote.” It is, therefore, important that you vote your shares.

11.	ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Abstentions and broker non-votes will not be counted as votes cast and will not affect the outcome of the votes at the Annual Meeting. See Question 10 above for more information about broker non-votes.

12.	HOW CAN I REVOKE A PROXY?

The enclosed proxy is solicited on behalf of the Board of Directors and is revocable at any time prior to the voting of the proxy, by the filing of an instrument revoking it, or a duly executed proxy bearing a later date, with our Secretary, addressed to our principal executive offices at 2 Bethesda Metro Center, 12th Floor, Bethesda, Maryland 20814. In the event that you attend the Annual Meeting, you may revoke your proxy and cast your vote personally at the meeting.

13.	WHO WILL PAY THE COST OF THIS PROXY SOLICITATION?

We will bear the cost of soliciting proxies on the accompanying form. In addition to the use of mail, our officers and employees may solicit proxies by telephone or facsimile. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding our proxy materials to beneficial owners of our common stock.

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QUESTIONS AND ANSWERS ABOUT THE 2017 ANNUAL MEETING AND VOTING

14.	HOW DO I OBTAIN ADMISSION TO THE ANNUAL MEETING?

If you wish to attend the Annual Meeting in person, we request that you register in advance with our Investor Relations department either by email at IR@AGNC.com or by telephone at (301) 968-9300. Attendance at the Annual Meeting will be limited to persons presenting proof of stock ownership on the record date and picture identification. If you hold shares directly in your name as the stockholder of record, proof of ownership could include a copy of your account statement or a copy of your stock certificate(s). If you hold shares through an intermediary, such as a broker, bank or other nominee, proof of stock ownership could include a proxy from your broker, bank or other nominee or a copy of your brokerage or bank account statement.

15.	HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

In order for us to conduct the Annual Meeting, holders representing a majority of our outstanding shares of common stock entitled to vote as of the close of business on the record date must be present in person or by proxy at the meeting. This is referred to as a quorum. Your shares are counted as present at the Annual Meeting if you attend the meeting and vote in person or if you properly return a proxy by internet, telephone or mail.

Abstentions and broker non-votes will be considered present for the purpose of determining whether a quorum is present.

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BOARD AND GOVERNANCE MATTERS

BOARD AND GOVERNANCE MATTERS

Our Board of Directors is currently comprised of four independent directors and one affiliated director. The following table sets forth the current members of our Board of Directors and their committee membership, if any:

Name	Director Since	Executive	Audit(1)	Compensation and Corporate Governance(2)
Gary D. Kain	2016	✓
Morris A. Davis*	2008		✓	Chair
Larry K. Harvey*	2008	✓	Chair	✓
Prue B. Larocca*	2013	Chair	✓	✓
Paul E. Mullings*	2016		✓	✓

*	Director is “independent” as defined in Rule 5605(a)(2) of The NASDAQ Listing Rules (the “NASDAQ rules”).
(1)	Each member of the Audit Committee is “independent” as defined in Rules 5605(a)(2) and 5605(c)(2) of the NASDAQ rules and Rule 10A-3 of the Securities Exchange Act of 1934 as amended (the “Exchange Act”). The Board of Directors has determined that Mr. Harvey is an “audit committee financial expert” (as defined in Item 407 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”)).
(2)	Each member of the Compensation and Corporate Governance Committee is “independent” as defined in Rules 5605(a)(2) and 5605(d)(2) of the NASDAQ rules.

Board Leadership Structure

Ms. Larocca has served as our Chair and lead independent director since May 2016, and Mr. Kain has served as our Chief Executive Officer since March 2016. We recognize the importance of strong independent leadership on the Board of Directors (the “Board”) and currently believe that separating the positions of Chair and Chief Executive Officer is the best corporate governance leadership structure for us at this time. Our Board of Directors has determined that all of the current directors, except Mr. Kain, are “independent” as defined in the NASDAQ rules.

It is our Board’s policy as a matter of good corporate governance to have our independent directors meet regularly without persons who are members of management or employee directors present to facilitate the Board’s effective independent oversight of management. Presently, our independent directors meet during our Board’s quarterly in-person meetings and may hold additional meetings at the request of the lead independent director or another independent director. The designation of a lead independent director is generally for a one-year term or until his or her successor is elected, and a lead independent director may be re-appointed at the end of a term.

Each of our Board’s Audit Committee and Compensation and Corporate Governance Committee is composed entirely of independent directors. These independent committees of our Board also have the authority under their respective charters to hire independent advisors and consultants, at our expense, to assist them in performing their duties. A majority of our Board’s Executive Committee consists of independent directors.

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BOARD AND GOVERNANCE MATTERS

Corporate Governance

Our Board of Directors has developed corporate governance practices to help it fulfill its responsibility to stockholders to oversee the work of management in the conduct of our business. The governance practices are memorialized in corporate governance guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of management. These guidelines, in conjunction with our Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”), Third Amended and Restated By-laws, as amended (our “Bylaws”), and committee charters of the Audit Committee and the Compensation and Corporate Governance Committee, form the framework for our governance. All of these documents are available in the Investors section of our web site at www.AGNC.com.

CORPORATE GOVERNANCE HIGHLIGHTS:

•      Annual election of directors

•      Directors elected by majority, not plurality, voting

•      Resignation policy for directors who do not receive a majority vote

•      Four of five directors are independent

•      Lead director is independent

•      All AGNC directors serve on two or fewer public company boards

•      Regular meetings of independent directors without members of management or affiliated directors

•      Stock ownership guidelines for directors and certain executive officers

•      Clawback policy for compensation

•      Strong pay-for-performance philosophy

•      No stockholder rights plan or “poison pill”

•      Comprehensive Code of Ethics and Conduct and Corporate Governance Guidelines

•      Annual Board and Committee Self-Evaluations

•      At least 90% attendance for Board meetings and committee meetings in 2016

Committees of the Board of Directors

Our Board of Directors’ principal standing committees and their primary functions are described below.

Executive Committee

This committee has the authority to exercise all powers of the Board of Directors except for actions that must be taken by the full Board of Directors under Delaware law or our Certificate of Incorporation or Bylaws.

Audit Committee

This committee assists the Board of Directors in overseeing:

•	our accounting and financial reporting processes;
•	the integrity and audits of our financial statements;
•	the adequacy of our internal controls over financial reporting, including information technology security and controls relating to the preparation of our financial statements;
•	our compliance with legal and regulatory requirements;
•	compliance with our Code of Ethics and Conduct (“Code of Ethics”);
•	the qualifications and independence of our independent registered public accounting firm; and
•	the performance of our independent registered public accounting firm and any internal auditors.

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BOARD AND GOVERNANCE MATTERS

The Audit Committee is also responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm and considering the range of audit and non-audit fees. The committee’s meetings include, whenever appropriate, executive sessions with our independent external auditors, without the presence of management.

Compensation and Corporate Governance Committee

This committee’s principal functions are to:

•	recommend to the Board of Directors, oversee and review our compensation practices with respect to our executive officers, employees and members of the Board of Directors;
•	set the terms of employment of our executive officers, including our CEO;
•	administer our equity and incentive plans to the extent delegated authority by the Board of Directors;
•	provide general oversight of our compensation structure, including any compensation plans;
•	review and assist with the development of our executive and Board of Directors succession plans and leadership development for management and the Board of Directors;
•	monitor and facilitate our governance, including membership of the Board of Directors and operations and our Corporate Governance Guidelines;
•	review and evaluate the sufficiency of our Code of Ethics;
•	oversee evaluation of our Board, committees of the Board of Directors and management; and
•	produce a report on executive compensation required to be included in our proxy statement for our annual meetings.

The Compensation and Corporate Governance Committee also serves as the Board of Director’s standing nominating committee and as such performs the following functions:

•	identifying, recruiting and recommending to the Board of Directors qualified candidates for election as directors and recommending a slate of nominees for election as directors by our common stockholders at the annual meeting of stockholders;
•	developing and recommending to the Board of Directors corporate governance guidelines, including the committee’s selection criteria for director nominees;
•	recommending to the Board of Directors nominees for each committee of the Board of Directors; and
•	annually facilitating the assessment of the Board of Directors’ performance as a whole and of the individual directors and reports thereon to the Board of Directors.

Under its charter, the Compensation and Corporate Governance Committee has the authority to select, retain and terminate compensation consultants. In connection with the Internalization (as defined below), the Compensation and Corporate Governance Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) to provide a comprehensive review of non-employee director compensation and advise it on post-Internalization executive compensation. For non-employee director compensation, FW Cook’s objectives were to ensure that AGNC’s non-employee director compensation levels were competitive and that the structure of the program was consistent with corporate governance best practices. In connection with this work, FW Cook reviewed the current director compensation program and provided generalized market information, as well as information on recent trends and developments in non-employee director compensation. For FW Cook’s role with respect to executive compensation, see “Compensation Discussion and Analysis” below.

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BOARD AND GOVERNANCE MATTERS

Special Committee

The Board of Directors also has the authority to appoint such additional committees as it may deem appropriate from time-to-time. The Board established a special committee (the “Special Committee”) in April 2016 to investigate and evaluate alternatives regarding our external management structure. The Special Committee met 14 times in 2016 (and, prior to the formation of the Special Committee, the independent directors met nine times) to consider these matters. As a result of this process, on July 1, 2016, we completed the acquisition of all of the membership units of AGNC Mortgage Management, LLC, formerly known as American Capital Mortgage Management, LLC, and the parent of our manager, AGNC Management, LLC, formerly known as American Capital AGNC Management, LLC (the “Manager”) and internalized the management of the Company (the “Internalization”). Members of the Special Committee were all independent directors and included Messrs. Robert M. Couch, Davis, Randy E. Dobbs and Harvey and Ms. Larocca. Messrs. Couch and Dobbs resigned from the Special Committee in connection with their resignation from the Board of Directors on May 22, 2016.

Board and Committee Meetings

Under our Bylaws and Delaware law, the Board of Directors and its committees are permitted to take actions at regular or special meetings and by written consent. The Board of Directors generally holds regular quarterly meetings and meets on other occasions as necessary. The Board of Directors held 11 regular and special meetings during 2016. In addition, the independent directors also met separately in executive sessions to discuss various matters, including our performance and the performance of our Manager, and to review events that culminated in the Internalization prior to the formation of the Special Committee.

Each of the Audit Committee and the Compensation and Corporate Governance Committee schedules regular meetings to coincide with the quarterly in-person meetings of the Board of Directors and also meets at the request of senior management or at such other times as it determines. Our Secretary, in consultation with the chair of each committee, sets agendas for the meetings. Each committee reports to the Board of Directors on its activities at the next regularly scheduled Board of Directors meeting following their committee meetings and when appropriate. During 2016, the Audit Committee held five meetings and the Compensation and Corporate Governance Committee held nine meetings. As noted above, the Special Committee held 14 meetings in 2016.

Each of our directors attended at least 90% of the meetings of the Board of Directors and committees on which he or she served in 2016. Although we do not have a policy on director attendance at the Annual Meeting, directors are encouraged to attend the Annual Meeting. Each of our then current directors attended the 2016 Annual Meeting either in person or by telephonic conference call.

Risk Oversight

One of the roles of our Board of Directors is responsibility for the general oversight of the Company, including the performance of our executive officers and the Company’s risk management processes, to assure that the long-term interests of our stockholders are being served. In performing its risk oversight function, the Board, directly or through its standing committees, regularly reviews our material strategic, operational, financial, compensation and compliance risks with senior management. The Company believes that the Board’s role in risk management oversight is effective and appropriate, particularly given the extensive regulation to which it is already subject as a real estate investment trust (“REIT”). For instance, the Board receives updates at each regular meeting on the Company’s performance and other recent developments, including, among other things, the risks and opportunities facing us, as well as our investment portfolio, and on the variety of strategies used to hedge the Company’s exposure to market risks, including interest rate, prepayment and extension risks.

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BOARD AND GOVERNANCE MATTERS

The Board has also adopted, and regularly reviews our compliance with, various policies and procedures addressing other operational risks, such as business continuity, data privacy and cybersecurity. In addition, the Board routinely receives information regarding the technology and cyber-risks relevant to the Company’s business to ensure that adequate steps are being taken to protect against and prepare for cyber-incidents.

The Board of Directors also recognizes the importance of effective executive leadership to our success and is actively engaged in overseeing the operational risks related to succession planning. The Board of Directors routinely discusses staffing for critical roles, and potential replacements for key personnel are given exposure to the Board of Directors during meetings and other events. In addition, the Board of Directors is regularly updated on management’s strategies for recruiting, developing and retaining outstanding personnel and minimizing employee turnover, as applicable.

The Board of Directors has delegated certain risk management oversight responsibility to its committees as follows:

•	Regulatory Compliance Risk: The Board of Directors, both directly and through the Audit Committee, receives regular reports from the Company’s legal, accounting and internal audit representatives on regulatory matters, including the Company’s compliance with its REIT qualification and exemption from the Investment Company Act of 1940, compliance with our Code of Ethics and our advisory subsidiary’s compliance with the Investment Advisers Act of 1940.
•	Financial and Accounting Risk: The Audit Committee oversees the Company’s management of its financial, accounting, internal controls and regulatory compliance through regular meetings with our Chief Financial Officer, senior representatives of the Company’s accounting, tax, internal audit and legal departments and representatives of the Company’s independent public accountant.
•	Litigation Risk: The Compensation and Corporate Governance Committee monitors the Company’s litigation, if any.
•	Compensation and Benefit Plan Risk: The Compensation and Corporate Governance Committee considers the extent to which our compensation and benefit plan programs may create risk for the Company.
•	Governance Risk: The Compensation and Corporate Governance Committee also oversees risks related to Board organization, membership and structure and corporate governance.
•	Succession Planning Risk: The Compensation and Corporate Governance Committee is responsible for ensuring that a succession plan is in place for our most senior executives.

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BOARD AND GOVERNANCE MATTERS

A diagram of our Board’s allocation of risk management responsibility is as follows:

Director Compensation

We compensate our independent directors with cash retainers and equity-based awards. The Compensation and Corporate Governance Committee periodically reviews the form and amount of compensation paid to our independent directors against peer companies and general industry data and makes recommendations for adjustments, as appropriate, to the full Board of Directors. Independent directors are paid a retainer for service on the Board of Directors at the rate of $100,000 per year, payable quarterly in advance. In addition, the Chair of our Audit Committee receives an annual retainer of $25,000, the Chair of our Compensation and Corporate Governance Committee receives an annual retainer of $10,000, and our lead independent director receives an annual retainer of $10,000, each payable quarterly in advance. For service on the Special Committee in 2016, each member of the committee received a fee of $50,000.

During 2016, directors were reimbursed for travel expenses incurred in connection with Board and committee meetings and Board-related functions. Directors who are employees of the Company or our subsidiaries do not receive any compensation from us for service as a member of the Board of Directors. Our former directors who were employees or directors of American Capital, Ltd. (“American Capital”), our former affiliate, did not receive any compensation from us for service as a member of the Board of Directors; however, American Capital did have a policy to pay its non-employee directors fees for serving on the board of directors of its portfolio companies or its funds under management (such as AGNC). Under this policy, Dr. Alvin N. Puryear, who was a director until May 2016, received $75,000 from American Capital for his service on our Board of Directors during 2016, in lieu of any payment by us.

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BOARD AND GOVERNANCE MATTERS

The Board believes that a substantial portion of director compensation should consist of equity-based compensation to assist in aligning directors’ interests with the long-term interests of our stockholders. On April 19, 2016, each of our independent directors received 6,603 restricted stock units (“RSUs”), which vest on May 19, 2017, subject to his or her continued service on our Board of Directors, under the American Capital Agency Corp. Equity Incentive Plan for Independent Directors (the “Independent Director Plan”) described below. Each RSU represents the right to receive an equivalent number of shares of common stock, plus dividend equivalents, subject to the terms of the Independent Director Plan.

The following table sets forth the compensation received by each independent director during 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Robert M. Couch(2)	105,000	125,000	230,000
Morris A. Davis	155,000	125,000	280,000
Randy E. Dobbs(2)	105,000	125,000	230,000
Larry K. Harvey	175,000	125,000	300,000
Prue B. Larocca	155,000	125,000	280,000
Paul E. Mullings(3)	4,167	—	4,167

(1)	For amounts under the column “Stock Awards,” we disclose the fair value associated with the RSU award granted to each director in 2016, measured in dollars and calculated in accordance with Financial Accounting Standards Board ASC Topic 718, Compensation-Stock Compensation (“ASC 718”), as required by Securities and Exchange Commission (“SEC”) regulations. Each award represents the right to receive 6,603 shares of common stock (calculated by dividing the value of the award by the closing price of a share of common stock on the grant date, which was $18.93 on April 19, 2016), plus any dividend equivalents on the RSUs, subject to the terms and conditions of the director equity incentive plan. As of December 31, 2016, in connection with these awards, each of Ms. Larocca and Messrs. Davis and Harvey had unvested RSU equivalents of 7,145 shares of common stock, including dividend equivalents on the RSUs.
(2)	Resigned from the Board of Directors, effective May 22, 2016. Vesting of all unvested RSU awards was accelerated upon the director’s resignation.
(3)	Appointed to the Board of Directors, effective December 15, 2016.

Independent Director Plan

In connection with our initial public offering (“IPO”), we established the Independent Director Plan, which provided for the issuance of equity-based awards, including stock options, restricted stock, restricted stock units, unrestricted stock awards and other awards based on our common stock that may be made by us to our independent directors. On April 19, 2016, our stockholders approved an amendment to and restatement of the Independent Director Plan to provide for the issuance of additional shares of common stock under the plan. Effective October 18, 2016, the Independent Director Plan was terminated and succeeded in its entirety by the AGNC Investment Corp. 2016 Equity and Incentive Compensation Plan (the “2016 Plan”) after our stockholders approved the 2016 Plan on December 9, 2016. Outstanding awards under the Independent Director Plan, however, continue in effect in accordance with their terms.

An aggregate of 300,000 shares of our common stock were reserved for issuance under the Independent Director Plan. Restricted stock units conferred on the participant the right to receive cash, common stock or other property, as determined by the plan administrator, having a value equal to the number of shares of our common stock that were subject to the award. The holders of awards of restricted stock units were entitled to receive dividend equivalents, which in either case may be payable immediately or on a deferred basis at such time as is determined by the plan administrator.

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BOARD AND GOVERNANCE MATTERS

The 2016 Plan

The 2016 Plan authorizes the Compensation and Corporate Governance Committee to provide equity-based compensation in the form of stock options, appreciation rights, restricted shares, restricted stock units, performance shares, performance units, dividend equivalents and certain other awards denominated or payable in, or otherwise based on, shares of Common Stock, plus cash incentive awards, for the purpose of providing our non-employee directors, officers and other employees, and those of our subsidiaries, incentives and rewards for service or performance. The 2016 Plan places a limit on the dollar value of awards that may be made to a director in any year. An aggregate of 10,000,000 shares of our common stock have been reserved for issuance under the 2016 Plan. As of December 31, 2016, no grants have been made to any directors under the 2016 Plan.

Stock Ownership Guidelines

Our Board of Directors believes that directors more effectively represent the best interests of the Company if they are stockholders themselves. Thus, independent directors are encouraged to own shares of our common stock equal in value to three times the annual cash Board retainer (which is $100,000) within the later of five years of joining the Board or January 24, 2022. The minimum number of shares to be held by the independent directors will be calculated on an annual basis based on the average closing price of our common stock for a 60-day period prior to (and including) the day of evaluation. Shares of deferred or restricted stock or units (both vested and, in the case of time-vesting shares, unvested, and including any such stock or units with respect to which an election to defer the issuance or distribution thereof has been made) granted under the Independent Director Plan and the 2016 Plan are included in determining the number of shares held for this purpose. Until the stated minimum is met, each independent director must retain at least 50% of the net profit shares received upon vesting or earn-out of stock-based compensation. In the event the cash retainer increases or the stock price decreases, causing an independent director to be out of compliance after having been in compliance, the director will be subject to the 50% retention requirements set forth above until the director returns to compliance. The Compensation and Corporate Governance Committee may grant exceptions to these requirements as it deems appropriate in its discretion on a case-by-case basis.

In addition, our Board of Directors has adopted a policy prohibiting our executive officers and directors from pledging or margining any shares of our common stock (regardless of whether such stock is owned directly or indirectly as such terms are used in the Securities and Exchange Commission rules promulgated under the Exchange Act) or engaging in short sales of our common stock or other transaction where he or she would earn a profit based on a decline of our stock price. The Compensation and Corporate Governance Committee may waive or modify these requirements as it deems appropriate in its discretion on a case-by-case basis.

Director Nomination Process

Nominations for election to the Board of Directors may be made by the Compensation and Corporate Governance Committee of the Board of Directors or by any common stockholder entitled to vote for the election of directors. Candidates recommended by common stockholders will be evaluated by the Compensation and Corporate Governance Committee under the same criteria that are applied to other candidates.

Board Membership Criteria

Although there is not a formal list of qualifications, in discharging its responsibilities to nominate candidates for election to the Board of Directors, the Compensation and Corporate Governance Committee endeavors to identify, recruit and nominate candidates based on the following eligibility and experience criteria: a candidate’s integrity and business ethics, strength of character, judgment, experience and independence, as well

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BOARD AND GOVERNANCE MATTERS

as factors relating to the composition of the Board of Directors, including its size and structure, the relative strengths and experience of current directors and principles of diversity, including diversity of experience, personal and professional backgrounds, race, gender and age. Although the committee does not have formal objective criteria for determining the amount of diversity needed on the Board of Directors, it is one of the factors the committee considers in its evaluation. In nominating candidates to fill vacancies created by the expiration of the term of a member of the Board of Directors, the committee determines whether the incumbent director is willing to stand for re-election. If so, the committee evaluates his or her contributions to determine suitability for continued service, taking into consideration its criteria for Board candidates in the context of the Board evaluation process and other perceived needs of the Board.

Director Resignation Policy

Our Bylaws require a candidate in an uncontested election for director to receive a majority of the votes cast in order to be elected as a director. Under this provision, each vote is specifically counted “for” or “against” the director’s election, unless a common stockholder abstains from voting with respect to the matter. Thus, a director nominee is required to receive more votes “for” than “against” to be elected. Pursuant to Delaware law, a director shall remain in office until his or her successor is elected and qualified even if the director has not received a vote sufficient for re-election. Thus, a corporation could have a “holdover” director. However, pursuant to our Board-approved director resignation policy, an incumbent director must tender his or her resignation to the Board of Directors if the director is nominated but not re-elected. The policy also requires the Compensation and Corporate Governance Committee to make a recommendation to the full Board of Directors on whether to accept or reject the resignation, and the full Board of Directors to make that determination. The Board of Directors would publicly disclose its decision within 90 days after receipt of the tendered resignation.

Any director who tenders his or her resignation pursuant to this policy may not participate in the Compensation and Corporate Governance Committee recommendation or Board of Directors action regarding whether to accept the resignation offer. If each member of the Compensation and Corporate Governance Committee does not receive a vote sufficient for re-election, then the independent directors who did receive a sufficient vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board of Directors whether to accept them. If only three or fewer directors receive a sufficient vote for re-election, all directors (other than the director who tendered the resignation under review) may participate in the action regarding whether to accept the resignation offers.

Certain Transactions with Related Persons

Related Person Transaction Policies

Our Board of Directors has adopted a policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to our Secretary any related person transaction and all material facts about the transaction. Our Secretary would then assess and promptly communicate that information to the Compensation and Corporate Governance Committee of our Board of Directors. Based on its consideration of all of the relevant facts and circumstances, the Compensation and Corporate Governance Committee will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to the Compensation and Corporate Governance Committee, which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any director who may be

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BOARD AND GOVERNANCE MATTERS

interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

Our Code of Ethics, which was reviewed and approved by our Board of Directors and provided to all of our directors, officers, and employees, requires that all such persons avoid any situations or relationships that involve actual or potential conflicts of interest, or perceived conflicts of interest, between an individual’s personal interests and the interests of AGNC. Pursuant to our Code of Ethics, each of these persons must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to their supervisor or our chief compliance officer. If a conflict is determined to exist, the person must disengage from the conflict situation or terminate his or her provision of services to us. Our chief executive officer, chief financial officer, principal accounting officer, chief investment officer and certain other persons who may be designated by our Board of Directors or its Audit Committee, whom we collectively refer to as our financial executives, must consult with our chief compliance officer with respect to any proposed actions or arrangements that are not clearly consistent with our Code of Ethics. In the event that a financial executive wishes to engage in a proposed action or arrangement that is not consistent with our Code of Ethics, the financial executive must obtain a waiver of the relevant provisions of our Code of Ethics in advance from our Audit Committee. We intend to post amendments to or waivers from the Code of Ethics (to the extent applicable to our financial executives) on our web site www.AGNC.com.

Related Person Transactions

On May 20, 2008, we entered into a management agreement with American Capital Agency Management, LLC (n/k/a AGNC Mortgage Management, LLC), the parent company of our Manager. On July 29, 2011, the parent company of our Manager assigned the management agreement to our Manager pursuant to an assignment and amendment agreement. Certain of our current and former directors and executive officers also served as directors and officers of our Manager and of American Capital, the ultimate parent company of our Manager. Pursuant to these agreements, our Manager managed our day-to-day operations. Prior to the Internalization, we paid our Manager a management fee equal to 1/12 of 1.25% of our month-end stockholders’ equity, adjusted to exclude the effect of any unrealized gains or losses included in either retained earnings or other comprehensive income (loss), each as computed in accordance with U.S. generally accepted accounting principles. The management fee was payable monthly in arrears. Our Manager was entitled to receive this management fee regardless of the performance of our investments. Prior to the Internalization, we reimbursed our Manager for any expenses it incurred which were directly related to our operations (excluding employment-related expenses of our Manager’s officers and employees of American Capital and its affiliates who provided services to us pursuant to an administrative services agreement).

On May 23, 2016, we entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with American Capital, American Capital Asset Management, LLC, a wholly-owned subsidiary of American Capital (“ACAM”), and American Capital Mortgage Management, LLC (n/k/a AGNC Mortgage Management, LLC), a Delaware limited liability company and wholly owned subsidiary of ACAM (“AMM”), pursuant to which we agreed to purchase from ACAM all of the issued and outstanding limited liability company interests of AMM for aggregate cash consideration of $562 million. AMM is the parent company of MTGE Management, LLC, the investment manager of MTGE Investment Corp. The Internalization closed on July 1, 2016. Following our Internalization, we no longer pay any management fees and we are no longer affiliated with American Capital.

As part of the Internalization, we entered into a Transition Service Agreement with American Capital, ACAM and AMM (the “Transition Services Agreement”). Pursuant to the Transition Services Agreement,

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BOARD AND GOVERNANCE MATTERS

American Capital and ACAM agreed to provide us and our affiliates with transition services including, but not limited to, accounts payable and payroll support; information technology services, software and hardware; human resources and benefits support; legal support; investor relations support; internal audit services; and insurance support services. American Capital and its affiliates will continue to provide information technology software, hardware and support services in 2017; however, substantially all other services provided under the TSA have ceased. The Company paid $1.2 million to American Capital in 2016 for services provided under the TSA. Also in connection with the Internalization, we negotiated a property sublease of twelve months with American Capital for our existing office space in Bethesda, Maryland. The property lease provided for aggregate base rent payments of approximately $1.3 million over the term of the lease. The lease was subsequently replaced with a new sublease that was negotiated and entered into following the Internalization.

As a result of the Internalization, our subsidiary, MTGE Management, LLC serves as the investment manager of MTGE Investment Corp. pursuant to a management agreement. Certain officers of AGNC also serve as officers of MTGE Investment Corp. and MTGE Management, LLC. In addition, Mr. Kain serves on the Board of Directors of MTGE Investment Corp.

We have not entered into any other transactions in which any other related person of ours has any material interest.

Compensation and Corporate Governance Committee Interlocks and Insider Participation

No member of the Compensation and Corporate Governance Committee during fiscal year 2016 served as an officer, former officer or employee of ours or had a relationship disclosable under “Board and Governance Matters—Certain Transactions with Related Persons.” Further, during 2016, none of our executive officers served as:

•	a member of the compensation committee (or equivalent) of any other entity, one of whose executive officers served as one of our directors or was an immediate family member of a director, or served on our Compensation and Corporate Governance Committee; or
•	a director of any other entity, one of whose executive officers or their immediate family member served on our Compensation and Corporate Governance Committee.

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PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS

Pursuant to our Certificate of Incorporation, our common stockholders elect each of the members of the Board of Directors annually. The term of each director will expire at the Annual Meeting. Each director has been nominated by the Compensation and Corporate Governance Committee of the Board of Directors, in accordance with our Bylaws, to stand for re-election at the Annual Meeting and to serve as a director until our Annual Meeting to be held in 2017 and until his or her successor is elected and qualified. It is expected that each of the nominees will be able to serve, but if any such nominee is unable to serve for any reason, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees. A common stockholder using the enclosed form of proxy can vote for or against any or all of the nominees or may abstain from voting for any or all of the nominees.

We believe that all of our directors, each of whom is a nominee for re-election, possess the personal and professional qualifications necessary to serve as a member of our Board of Directors. Our directors have been evaluated by the Compensation and Corporate Governance Committee pursuant to the guidelines described above under “Board and Governance Matters—Board Membership Criteria,” and the determination was made that each of them fulfills and exceeds the qualities that we look for in members of our Board of Directors. Mr. Kain is our Chief Executive Officer, President and Chief Investment Officer. Other than Mr. Kain, each of the nominees is independent as defined in the NASDAQ rules.

The information set forth below is as of February 24, 2017, with respect to each of our directors, each a nominee for election at the Annual Meeting. The business address of each nominee is c/o AGNC Investment Corp., 2 Bethesda Metro Center, 12th Floor, Bethesda, Maryland 20814. We have highlighted specific attributes for each Board member below.

Director Nominee Biographies and Qualifications

MORRIS A. DAVIS, 45

Professional Experience:

Dr. Davis is the Paul V. Profeta Chair of Real Estate and Academic Director of the Center for Real Estate at Rutgers Business School, where he has worked since September 2014. Previously, Dr. Davis was the James A. Graaskamp Chair of Real Estate in the Department of Real Estate at the University of Wisconsin-Madison, where he worked from September 2006 through August 2014. Dr. Davis was also the Academic Director of the James A. Graaskamp Center for Real Estate at the University of Wisconsin-Madison. He was previously on the Academic Advisory Council of the Federal Reserve Bank of Chicago and served as a Research Associate at the Federal Reserve Bank of Cleveland. From July 2002 to August 2006, Dr. Davis was an economist at the Federal Reserve Board working in the Flow of Funds Section. From October 2001 to July 2002, he was Director of Yield Optimization at Return Buy, Inc. and from August 1998 to October 2001, Dr. Davis was an economist at the Macroeconomics and Quantitative Studies Section of the Federal Reserve Board. Dr. Davis is widely published on issues related to the U.S. housing markets and a frequent lecturer. He holds a Ph.D. in Economics from the University of Pennsylvania. Dr. Davis previously served on the board of directors of MTGE Investment Corp. (NASDAQ: MTGE) from August 2011 until May 2016.

Director Qualifications:

Dr. Davis’s extensive expertise in economics and finance matters strengthens our Board’s collective qualifications, skills, experience and viewpoints.

Director Since: 2008 Board Committees: • Audit • Compensation and Corporate Governance (Chair)

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PROPOSAL 1: ELECTION OF DIRECTORS

LARRY K. HARVEY, 52

Director Since: 2008 Board Committees: • Audit (Chair) • Compensation and Corporate Governance • Executive

Professional Experience:

Mr. Harvey has served as Chief Financial Officer of Playa Hotels & Resorts B.V. since April 2015. From 2007 to 2013, he served as Executive Vice President and Chief Financial Officer of Host Hotels & Resorts, Inc. (NYSE: HST) (“Host”) and served as its Treasurer from 2007 to 2010. From 2006 to 2007, Mr. Harvey served as Senior Vice President, Chief Accounting Officer of Host and from 2003 to 2006, he served as Host’s Senior Vice President and Corporate Controller. Prior to rejoining Host in 2003, he served as Chief Financial Officer of Barceló Crestline Corporation, formerly Crestline Capital Corporation. Prior to that, Mr. Harvey was Host’s Vice President of Corporate Accounting, before the spin-off of Crestline in 1998. Mr. Harvey also serves on the board of directors of American Capital Senior Floating, Ltd. (NASDAQ: ACSF) and previously served on the board of directors of MTGE Investment Corp. (NASDAQ: MTGE) from August 2011 until May 2016. Mr. Harvey is an “audit committee financial expert” (as defined in Item 407 of Regulation S-K under the Securities Act).

Director Qualifications:

Mr. Harvey’s public company accounting, finance and risk management expertise, including his extensive experience as a senior executive of a REIT responsible for the preparation of financial statements, strengthens our Board’s collective qualifications, skills, experience and viewpoints.

PRUE B. LAROCCA, 65

Director Since: 2013 Board Committees: • Audit • Compensation and Corporate Governance • Executive (Chair)

Professional Experience:

Ms. Larocca has served as our Chair and Lead Independent Director since May 2016. She is a retired investment banking executive and a widely recognized expert in the areas of housing finance and securitization. In addition, Ms. Larocca is a member of the board of the Housing Preservation Foundation and the Washington School for Girls and previously served two terms on the board of the American Securitization Trade Association. Ms. Larocca was a Managing Director of Royal Bank of Scotland (“RBS”) in the Mortgage Backed and Asset Backed Finance Group from 1997 until her retirement from RBS in 2011. Prior to joining RBS, Ms. Larocca was a Senior Vice President at Lehman Brothers in the mortgage finance business, managed the consumer and single family securitization business for the Resolution Trust Corporation and practiced law with the firms of Milbank, Tweed, Hadley and McCloy and Kutak Rock. She is a graduate of the Georgetown University Law Center and Indiana University. Ms. Larocca previously served on the board of directors of MTGE Investment Corp. (NASDAQ: MTGE) from February 2013 until May 2016.

Director Qualifications:

Ms. Larocca’s extensive and lengthy expertise in mortgage finance and asset securitization strengthens our Board’s collective qualifications, skills, experience and viewpoints.

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PROPOSAL 1: ELECTION OF DIRECTORS

PAUL E. MULLINGS, 66

Director Since: 2016 Board Committees: •Audit •Compensation and Corporate Governance

Professional Experience:

Mr. Mullings currently serves as a Managing Director of The Collingwood Group, a business advisory and risk management firm focused on the financial services industry, since 2015. Mr. Mullings has a 40-year career in the mortgage banking sector. From 2005 to 2015, Mr. Mullings served as a Senior Vice President of Freddie Mac in the Single Family Business division. While at Freddie Mac, he also served on the Operating, Management and Credit Risk Committees. Prior to joining Freddie Mac, from 1997 to 2005 Mr. Mullings was a Senior Vice President at J.P. Morgan Chase & Co. in the home finance area. Previously, Mr. Mullings was the President and Chief Executive Officer of the Mortgage Electronic Registration Systems, Inc. (MERS) and the President and Chief Executive Officer of the Residential Mortgage Division of the First Interstate Bank in Los Angeles. Mr. Mullings received his Overseas Certificate in Business Studies from the College of Arts, Science and Technology in Kingston, Jamaica, following which he became a Member of The Institute of Accounting Staff in conjunction with the Association of Certified Accountants in London, England.

Director Qualifications:

Mr. Mullings’ extensive senior executive officer experience and lengthy experience in the mortgage banking sector and the secondary mortgage market strengthens our Board’s collective qualifications, skills, experience and viewpoints.

GARY KAIN, 52

Director Since: 2016 Board Committees: •Executive

Professional Experience:

Mr. Kain has served as a Director and our Chief Executive Officer since March 2016, President since April 2011 and Chief Investment Officer since January 2009. In addition, Mr. Kain serves as the Chief Executive Officer, President and Chief Investment Officer of MTGE Investment Corp. (NASDAQ: MTGE).

Prior to joining AGNC Investment Corp., Mr. Kain served as Senior Vice President of Investments and Capital Markets of Freddie Mac from May 2008 to January 2009. He also served as Senior Vice President of Mortgage Investments & Structuring of Freddie Mac from February 2005 to April 2008, during which time he was responsible for managing all of Freddie Mac’s mortgage investment activities for the company’s $700 billion retained portfolio. From 2001 to 2005, Mr. Kain served as Vice President of Mortgage Portfolio Strategy at Freddie Mac. From 1995 to 2001, he served as head trader in Freddie Mac’s Securities Sales & Trading Group, where he was responsible for managing all trading decisions including REMIC structuring and underwriting, hedging all mortgage positions, income generation, and risk management. Prior to that, he served as a senior trader, responsible for managing the adjustable-rate mortgage and REMIC sectors.

Director Qualifications:

Mr. Kain’s extensive and lengthy expertise in the agency mortgage sector and his deep knowledge of our business as our Chief Executive Officer, President and Chief Investment Officer strengthens our Board’s collective qualifications, skills, experience and viewpoints.

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PROPOSAL 1: ELECTION OF DIRECTORS

Conclusion and Recommendation; Vote Required

The election of directors nominated in Proposal 1 requires the affirmative vote of a majority of the votes cast by holders of our common stock at the Annual Meeting. The affirmative vote of a “majority” of the votes cast means that the number of votes cast “for” a director nominee must exceed the votes cast “against” that nominee. In the context of the election of five directors at the Annual Meeting, it will mean that each of the five candidates will be required to receive more votes “for” than “against” to be elected. Abstentions and broker non-votes will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE NOMINEES NAMED ABOVE.

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PROPOSAL 2: ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

PROPOSAL 2:

ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

General Information

As required by Section 14A of the Securities and Exchange Act of 1934, we are asking for your advisory vote on the compensation paid to our named executive officers as disclosed in this proxy statement, or “say-on-pay.” Following our Internalization, this is the first opportunity that our stockholders have had to cast their vote with regards to our named executive officers’ (“NEOs”) compensation, as disclosed in this proxy statement on pages 27 to 49. Our Board of Directors has determined to hold this vote every year; however, we are also seeking your advisory vote as to the frequency with which we should conduct say-on-pay votes. See Proposal 3 for more information.

We urge you to review carefully our compensation policies and decisions regarding our named executive officers as presented in the “Compensation Discussion and Analysis,” the compensation tables and related disclosures section. As described in detail herein, we believe that our compensation programs are designed to align the interests of management with those of our stockholders, apply a pay-for-performance philosophy and attract and retain top management talent. Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by our Board of Directors. Although non-binding, the Compensation and Corporate Governance Committee and our Board of Directors will take the outcome of the vote into consideration when making future executive compensation decisions.

Our Board of Directors and Compensation and Corporate Governance Committee carefully review, analyze and discuss our compensation program on an ongoing basis. Our Board believes that our current executive compensation program effectively links executive compensation to our performance and appropriately aligns the interests of our named executive officers with those of our stockholders.

Accordingly, we are requesting our stockholders to approve, in a non-binding, advisory vote, the following resolution:

“RESOLVED, that the stockholders of the Company hereby approve the compensation paid to our named executive officers, as disclosed in the proxy statement for the 2017 Annual Meeting of Stockholders pursuant to the disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related material disclosed in the proxy statement.”

Conclusion and Recommendation; Vote Required

The affirmative vote of a majority of all shares of common stock present or represented and entitled to vote at the Annual Meeting is required for advisory approval of this proposal. Abstentions and broker non-votes will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

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PROPOSAL 3: ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

PROPOSAL 3:

ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY

VOTES ON EXECUTIVE COMPENSATION

General Information

As required by Section 14A of the Exchange Act and SEC rules, we are asking stockholders to recommend, on a non-binding, advisory basis, whether the required say-on-pay vote in proposal 2 should occur every one, two or three years. SEC rules require us to submit this vote, commonly referred to as a “say-on-frequency” vote, to stockholders at least once every six years. Because we have not previously paid any compensation to our executive officers, this is the first time that we have solicited your vote on say-on-frequency.

You have the option to vote for any one of the three options: every year, every other year or every third year. The Board has determined that an annual advisory vote on executive compensation is the best approach for the Company at this time based on a number of considerations, including the following:

•	While our compensation strategies are intended to align our executives’ pay with the interests of stockholders and compensation decisions relate to both our near-term and longer-term performance, we make compensation decisions annually;
•	An annual vote provides stockholders the opportunity to evaluate our performance and executive compensation program more frequently; and
•	An annual advisory vote will provide us with more frequent feedback on our compensation disclosures and the compensation of our named executive officers. Although the vote on executive compensation is non-binding, our Board of Directors will take into account the outcome of the vote when making future decisions about the Company’s executive compensation policies and procedures.

Accordingly, we are asking our stockholders to vote to conduct an advisory vote on executive compensation every year. Our Board of Directors will carefully consider the outcome of this vote when making future decisions regarding the frequency of advisory votes on executive compensation. However, because this vote is advisory and not binding, our Board of Directors may decide that it is in the best interests of us and our stockholders to hold an advisory vote on executive compensation more or less frequently than the alternative that has been selected by our stockholders.

Conclusion and Recommendation; Vote Required

The affirmative vote of a majority of all shares of common stock present or represented and entitled to vote at the Annual Meeting is required for advisory approval of this proposal. Abstentions and broker non-votes will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “EVERY ONE YEAR” TO CONDUCT AN ADVISORY VOTE ON EXECUTIVE COMPENSATION.

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PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANT

PROPOSAL 4:

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANT

Ernst & Young LLP has served as our independent public accountant since our IPO and, at a meeting on February 22, 2017, the Audit Committee approved the appointment of Ernst & Young LLP to audit our financial statements for 2017. This appointment is subject to ratification or rejection by our common stockholders. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Independent Public Accountant’s Fees

Ernst & Young LLP performed various audit and other services for us during 2016 and 2015. Fees for professional services provided by Ernst & Young LLP in 2016 and 2015 in each of the following categories were:

	2016	2015
Audit Fees	$1,361,500	$1,134,000
Audit-Related Fees	–	–
Tax Compliance and Consulting Fees	52,250	51,500
All Other Fees	–	–
Total Fees	$1,413,750	$1,185,500

Audit Fees

“Audit Fees” relate to fees and expenses billed by Ernst & Young LLP for the annual audit, including the audit of our financial statements, services required by statute and regulation, audit of internal control over financial reporting, review of our quarterly financial statements and for comfort letters and consents related to stock issuances.

Tax Fees

“Tax Compliance and Consulting Fees” relate to fees billed for professional services for tax compliance and consulting on tax related matters.

Pre-Approval Policy

All services rendered by Ernst & Young LLP were permissible under applicable laws and regulations, and were pre-approved by the Audit Committee for 2016 in accordance with its pre-approval policy. The Audit Committee has established a policy regarding the pre-approval of all audit and permissible non-audit services provided by our independent public accountant. The policy requires the Audit Committee to approve each audit or non-audit engagement or accounting project involving the independent public accountant, and the related fees, prior to commencement of the engagement or project to make certain that the provision of such services does not impair the firm’s independence. The committee may delegate its pre-approval authority to one or more of its members, and such member(s) are required to report any pre-approval decisions to the Audit Committee at its next meeting. The Audit Committee has delegated authority to its Chair to pre-approve the engagement and related fees of the independent public accountant for any additional audit or permissible non-audit services. In addition, pursuant to the policy, pre-approval is not required for additional non-audit services if such services result in a de minimus amount of less than 5% of the total annual fees paid by us to the independent public accountant during the fiscal year in which the non-audit services are provided, were not recognized by us at the time of engagement to be non-audit services and are reported to the Audit Committee promptly thereafter and approved prior to the completion of the annual audit.

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PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANT

Conclusion and Recommendation; Vote Required

The affirmative vote of the holders of a majority of all shares of our common stock present or represented and entitled to vote at the Annual Meeting is required to ratify the appointment of our independent public accountant. Abstentions will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANT FOR 2017.

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REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has appointed an Audit Committee presently composed of four directors, Ms. Larocca and Messrs. Davis, Harvey and Mullings. Each of the directors is independent as defined in the NASDAQ rules. The Board of Directors has determined that Mr. Harvey is an “audit committee financial expert” (as defined in Item 407 of Regulation S-K under the Securities Act).

The Audit Committee’s responsibility is one of oversight as set forth in its charter, which is available in the Investor Relations section of our web site at www.AGNC.com. It is not the duty of the Audit Committee to prepare our financial statements, to plan or conduct audits or to determine that our financial statements are complete and accurate and are in accordance with U.S. generally accepted accounting principles. Our management is responsible for preparing our financial statements and for maintaining internal controls. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present our financial position, results of operations and cash flows in conformity with U.S. generally accepted accounting principles.

The Audit Committee has reviewed and discussed our audited consolidated financial statements with management and with Ernst & Young LLP, our independent auditors for 2016.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board.

The Audit Committee has received from Ernst & Young LLP the written statements required by Public Company Accounting Oversight Board Rule No. 3526, “Communications with Audit Committees Concerning Independence,” and has discussed Ernst & Young LLP’s independence with Ernst & Young LLP, and has considered the compatibility of non-audit services with the auditor’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2016 be included in our Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the Securities and Exchange Commission.

The Audit Committee has approved the appointment of Ernst & Young LLP to serve as our independent public accountants for the year ending December 31, 2017 and has directed that the appointment of Ernst & Young LLP be submitted to our stockholders for ratification.

By the Audit Committee:

Larry K. Harvey, Chair

Morris A. Davis

Prue B. Larocca

Paul E. Mullings

Use of Report of the Audit Committee

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the foregoing Report of the Audit Committee is not “soliciting material” and is not to be incorporated by reference into any future filing under the Securities Act or the Exchange Act.

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EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

Executive Officer Biographies

The Board of Directors generally elects officers annually following our annual meeting of stockholders to serve until the meeting of the Board following the next annual meeting. Set forth below is certain information about each executive officer as of February 24, 2017. The business address of each executive officer is c/o AGNC Investment Corp., 2 Bethesda Metro Center, 12th Floor, Bethesda, Maryland 20814.

GARY D. KAIN, 52

Director, Chief Executive Officer, President and Chief Investment Officer

Mr. Kain has served as a Director and our Chief Executive Officer since March 2016, President since April 2011 and Chief Investment Officer since January 2009. Further information about Mr. Kain may be found under “Proposal 1: Election of Directors-Director Nominee Biographies and Qualifications” of this proxy statement.

PETER J. FEDERICO, 50

Executive Vice President and Chief Financial Officer

Mr. Federico has served as our Executive Vice President and Chief Financial Officer since July 2016. He was previously our Senior Vice President and Chief Risk Officer from June 2011 until our internalization in July 2016. Mr. Federico is also Executive Vice President and Chief Financial Officer of MTGE Investment Corp. (NASDAQ: MTGE).

Prior to joining AGNC Investment Corp., Mr. Federico served as Executive Vice President and Treasurer of Freddie Mac from October 2010 through May 2011, where he was primarily responsible for managing the company’s investment activities for its retained portfolio and developing, implementing and managing risk mitigation strategies. He was also responsible for managing Freddie Mac’s $1.2 trillion interest rate derivative portfolio and short- and long-term debt issuance programs. Mr. Federico also served in a number of other capacities at Freddie Mac, including as Senior Vice President, Asset & Liability Management, during his tenure with the company, which began in 1988.

CHRISTOPHER J. KUEHL, 43 Executive Vice President, Agency Portfolio Investments

Mr. Kuehl has served as our Executive Vice President since November 2016. He was previously a Senior Vice President from March 2012 through October 2016. Mr. Kuehl is also an Executive Vice President of MTGE Investment Corp. (NASDAQ: MTGE).

Prior to joining AGNC Investment Corp., Mr. Kuehl served as Vice President of Mortgage Investments & Structuring of Freddie Mac. In this capacity, Mr. Kuehl was responsible for directing Freddie Mac’s purchases, sales and structuring activities for all MBS products, including fixed-rate mortgages, ARMs and CMOs. Prior to joining Freddie Mac in 2000, Mr. Kuehl was a Portfolio Manager with TeleBank/Etrade Bank.

BERNICE E. BELL, 45 Senior Vice President and Chief Accounting Officer

Ms. Bell has served as our Senior Vice President and Chief Accounting Officer since January 2016. Ms. Bell previously served as Vice President from April 2011 to January 2016 and as our Controller from 2008 through December 2015.

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EXECUTIVE OFFICERS

Prior to joining AGNC Investment Corp., Ms. Bell served as the Vice President and Controller of American Capital, Ltd. from July 2003 to December 2009. Prior to joining American Capital, Ms. Bell was the Vice President and Controller of certain privately-held companies engaged in the business of telecommunications and software development from July 1998 to June 2003 and was with the accounting firm Price Waterhouse, LLP from July 1994 to June 1998.

AARON J. PAS, 36 Senior Vice President, Non-Agency Portfolio Investments

Mr. Pas has served as Senior Vice President since October 2016. He has also served as a Senior Vice President of MTGE Investment Corp. (NASDAQ: MTGE) and its manager since January 2014 and was previously Vice President, Non-Agency Portfolio Management, of the manager of MTGE from March 2011 to January 2014.

Mr. Pas was previously the Director of Non-Agency Portfolio Management at Freddie Mac, where he was primarily responsible for managing the firm’s non-agency residential securities portfolio. Mr. Pas holds a Bachelor of Science degree in Business from Washington University in St. Louis. Mr. Pas is a CFA charterholder.

KENNETH L. POLLACK, 49 Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Mr. Pollack has served as Senior Vice President, General Counsel, Secretary and Chief Compliance Officer since July 2016. Mr. Pollack is also Senior Vice President, Chief Compliance Officer and Secretary of MTGE Investment Corp. (NASDAQ: MTGE).

Prior to joining AGNC Investment Corp., Mr. Pollack was Senior Vice President and Deputy General Counsel of American Capital, Ltd. At American Capital, Mr. Pollack served as lead counsel for American Capital’s portfolio investment activities in the areas of Real Estate, U.S. Sponsor Finance, U.S. Buyouts, International Power, Special Situations, Operations and Financial Restructuring. Mr. Pollack joined American Capital in 2004. Prior to American Capital, Mr. Pollack was a member of the Corporate and Securities and Real Estate Practice Groups of Arnold & Porter LLP.

26    AGNC INVESTMENT CORP. – Proxy Statement

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Introduction

This Compensation and Discussion Analysis provides information to assist with understanding our executive compensation philosophy, objectives and structure for the 2016 fiscal year and our process for setting compensation for our named executive officers, or NEOs, following our Internalization. It also includes a discussion of the changes we have undergone in our relationship with our NEOs as a result of our Internalization and the impact this has had on our compensation practices.

2016 was a transformative year for the Company from a cost structure and compensation standpoint. Through the Internalization, which closed on July 1, 2016, the Company reduced its anticipated annual overall cost-structure to approximately 0.90% of average stockholders’ equity,1 from an annual rate of 1.66% of average stockholders’ equity in the first half of 2016 prior to the Internalization. Net of current annualized MTGE Investment Corp. (“MTGE”) management fee income, the Company expects its overall cost structure will be approximately 0.75% of average stockholders’ equity. Moreover, our Compensation and Corporate Governance Committee (the “Compensation Committee”), which is responsible for establishing and overseeing our compensation program and practices, now directly controls the way our NEOs are compensated and incentivized. Prior to the Internalization, we were externally managed and did not pay any compensation to our NEOs. During that time, our former Manager and its affiliates were solely responsible for compensation decisions relating to our NEOs, all of whom were employees of our Manager or its affiliates. The Internalization provided us the opportunity to align our executive compensation programs with the interests of our stockholders.

Our NEOs for 2016 are:

Name	2016 Title
Gary D. Kain	Chief Executive Officer, President and Chief Investment Officer
Peter J. Federico	Executive Vice President and Chief Financial Officer
Christopher J. Kuehl	Executive Vice President, Agency Portfolio Investments
Aaron J. Pas	Senior Vice President, Non-Agency Portfolio Investments
Kenneth L. Pollack	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary
Malon Wilkus*	Former Chief Executive Officer
John R. Erickson*	Former Chief Financial Officer and Executive Vice President

*	Mr. Wilkus resigned as our Chief Executive Officer effective March 17, 2016, and Mr. Erickson resigned as our Chief Financial Officer and Executive Vice President effective July 1, 2016.

Compensation Decisions Prior to Our Internalization

Prior to July 1, 2016, we were externally managed by an affiliate of American Capital pursuant to a management agreement. During that period, we paid a monthly management fee in an amount equal to one-twelfth of 1.25% of our month-end stockholders’ equity, subject to certain adjustments. In exchange for this

[1]	This calculation is based on stockholders’ equity as of June 30, 2016 and excludes nonrecurring charges related to the Internalization (including retention or stay bonuses), one-time or transitionary expenses, and amortization and other non-cash expenses associated with the Internalization. The calculation also excludes incremental general and administrative expenses associated with AGNC’s management of MTGE that are reimbursable by MTGE.

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EXECUTIVE COMPENSATION

fee our Manager provided us with our executive officers and investment team and administered our business activities and day-to-day operations. Our Manager paid our executive officers and others providing services to us from the fees collected pursuant to the management agreement and other sources. We did not pay any compensation to our executive officers, nor did we make any grants of plan-based awards of any kind to them. None of our executive officers received any options or stock directly from us, and we did not provide any of our executive officers with pension benefits or nonqualified deferred compensation plans. Our Manager made all the decisions regarding the compensation of our executive officers, and the allocation of the management fee to compensation for our officers and other employee benefits was solely in the discretion of our Manager.

During this period, all of our executive officers were employees of American Capital or one of its affiliates and did not provide their services exclusively to us. Each of our executive officers received compensation reflecting their aggregated services to us, American Capital and its other affiliates. AGNC Mortgage Management, LLC (f/k/a American Capital Mortgage Management, LLC), or AMM, as the corporate parent of our Manager, had employment agreements with Messrs. Kain, Federico and Kuehl and an employment offer letter with Mr. Pas. The terms of these employment arrangements provided for base salary, incentive cash bonus and long-term incentive compensation based on the policies and objectives of our Manager. We did not play a direct role in establishing or setting the level of compensation or the measures on which annual cash bonuses or long-term incentives would be based.

During the period from January 1, 2016 through June 30, 2016, we paid our Manager $52 million in management fees and reimbursed our Manager $3 million for out-of-pocket expenses. Our Manager used a portion of the management fee to compensate its employees. None of the expense reimbursements were related to compensation expenses of our Manager’s or American Capital’s personnel.

Compensation Decisions Following our Internalization

On July 1, 2016, the Company completed the Internalization through the acquisition of AMM. As a result, the employees of our Manager became our employees and we began to pay compensation directly to our NEOs. In connection with the Internalization, we inherited certain employment agreements that our former Manager had in place with Messrs. Kain, Federico and Kuehl. The Compensation Committee negotiated the terms of new agreements as part of the process of redesigning the executive compensation program to better support our financial and strategic objectives, as discussed further below. The following discussion of our compensation program refers to the program in place following the Internalization.

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EXECUTIVE COMPENSATION

Performance Summary and Compensation Highlights

•        We generated a total stock return for our common stockholders of 18.2% in 2016, assuming reinvestment of dividends.

•        We produced a 3.9% economic return for our common stockholders for 2016, consisting of $2.30 in common stock dividends declared per common share and $(1.42) decrease in net book value per common share. Our 3.9% economic return was higher than the 2.2% average economic return of our peer group in 2016.[1],4

•        Since our 2008 initial public offering (“IPO”), we have produced an annualized economic return of 15%—more than double the 7% average annualized economic return of our peer group over the same period.1,[2],4

•        On July 1, 2016, we completed the Internalization, reducing our anticipated annual operating expenses to 0.90% of average stockholders’ equity,[3] which represents one of the lowest cost structures among mortgage REITs.[4]

•        In November 2016, we amended the employment agreements with Messrs. Kain, Federico and Kuehl to place a greater emphasis on performance-based compensation and stockholder alignment. The amended employment agreement for Mr. Kain will result in a 59% reduction in his base salary, which will be fully phased in commencing January 1, 2018.

•        Our Compensation Committee adopted a corporate scorecard aligned to stockholder interests that it applied in connection with 2016 bonus decisions for our NEOs and intends to use in making 2017 bonus decisions after considering achievement against key performance measures.

•        In December 2016, our stockholders approved the AGNC Investment Corp. 2016 Equity and Incentive Compensation Plan, which will permit us to make equity incentive and performance awards to our employees, thereby further aligning our NEOs’ interests with our stockholders.

•        Our Board of Directors adopted Stock Ownership Guidelines applicable to executive officers.

•        Our Board of Directors adopted a Clawback Policy for our executive officers.

[1]	Peer group consists of ANH, ARR, CMO, CYS, and NLY, and average economic return is based upon a simple average of the peer group.
[2]	AGNC’s economic return was calculated from June 30, 2008, the first quarter end after AGNC’s IPO, through December 2016, to coincide with corresponding peer group data. As CYS and ARR did not exist as public entities at the time of AGNC’s IPO, CYS and ARR results have been annualized throughout the period based on actual economic returns for which public data is available.
[3]	This calculation is based on average stockholders’ equity from June 30, 2016 through December 31, 2016 and excludes nonrecurring charges related to the Internalization (including retention or stay bonuses), one-time or transitionary expenses, and amortization and other non-cash expenses associated with the Internalization. The calculation also excludes incremental general and administrative expenses associated with AGNC’s management of MTGE that are reimbursable by MTGE.
[4]	Source: Public filings.

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EXECUTIVE COMPENSATION

Compensation Philosophy and Objectives

We believe that our continued success depends on creating, implementing and maintaining an appropriate and competitive compensation program that incentivizes our key employees both in the short and long-term. We also believe that as an internally-managed public company, elements of our compensation program should be designed to align the interests of our executive officers and other employees with those of our stockholders. Under our executive compensation philosophy, we provide compensation in the forms and at levels that we believe will permit us to retain and motivate our existing executives and will enable us to attract new executives with the skills and attributes that we need.

What We Do; What We Don’t Do

Below are certain important aspects of our compensation programs and practices, which we believe illustrate the alignment of NEOs’ compensation with the interests of our stockholders.

What We Do

✓	Retain a high performing team—We operate in a highly specialized industry, and the labor market for senior employees with the skills, track record and market reputation necessary to oversee our investments and conduct our operations is highly competitive. The Company has structured its compensation arrangements with its NEOs to promote their retention and longevity with the Company by providing a mix of base salary, short-term cash incentive payments and long-term equity based incentive compensation.
✓	Pay for performance—The Company ties a majority of NEO compensation to performance.
✓	Align executive and stockholder interests—We have adopted equity incentive plans that enable us to provide a significant portion of our NEOs’ compensation in the form of equity and equity-based awards. The plans provide for a multi-year vesting schedule, and a significant portion of the awards will vest only upon meeting certain performance targets.
✓	Stock Ownership Guidelines—We have instituted substantial stock ownership requirements for our most senior executive officers and non-employee directors.
✓	Clawbacks—We have adopted a clawback policy pursuant to which the Company would be able to recoup certain performance based compensation in the event of a subsequent accounting restatement based on fraud, dishonesty or recklessness of an executive officer.
✓	Independent compensation consultant—Our Compensation Committee has engaged FW Cook as an independent consultant to advise it on executive compensation.
✓	Advisory vote on executive compensation—We are recommending our stockholders approve annual votes regarding “say-on-pay” to provide feedback and external perspectives now that we are paying compensation to our executive officers following the Internalization. We will consider the results of the “say-on-pay” votes in making future compensation decisions.

What We Don’t Do

×	No tax gross-ups—We do not gross-up payments of benefits awarded to our executive officers to compensate for the effects of taxes, including any golden parachute excise taxes.
×	No special perquisites—Executive officers do not receive any perquisites or benefits that are not available to all employees.

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EXECUTIVE COMPENSATION

×	No supplemental retirement benefits—We do not provide special retirement programs or benefits for executive officers. We provide a typical 401(k) plan that is available to all employees on the same basis.
×	No short selling or hedging—Our policies strictly prohibit our executive officers from hedging, short-selling and pledging any of our shares (including entering into margin loan arrangements).
×	No option grants below fair market value—We do not grant options to our executive officers that have exercise prices below the fair market value on the date of the grant.
×	No repricing of stock options—We do not reprice stock options for our executive officers or employees, including the exchange of underwater stock options for another award or for cash, without stockholder approval.
×	No “single-trigger” severance or vesting acceleration—All change-in-control benefits are provided on a “double-trigger” basis.

Determining Compensation

Role of the Compensation and Corporate Governance Committee

Our Compensation Committee, which is comprised entirely of independent directors, is responsible for establishing and overseeing our philosophy regarding executive compensation and makes all decisions relating to the compensation of our NEOs. The Compensation Committee is also responsible for ensuring that the total compensation paid to our executive officers is fair, competitive and motivates high performance. The terms of any employment agreements with our NEOs and actions on compensation under the employment agreements are also under the primary direction of the Compensation Committee. As required by its charter, the Compensation Committee periodically reviews the Company’s compensation policies and programs and makes any modifications that the Committee deems necessary or advisable, subject to the terms of such policies or programs. The Compensation Committee also annually reviews and approves the Company’s goals and objectives relevant to the compensation of the NEOs and other employees of the Company. Our Compensation Committee has focused on implementing an overall compensation program that emphasizes retention of key personnel, pay based on performance and alignment of interests with stockholders.

Role of the Independent Compensation Consultant

Under its charter, the Compensation Committee has the authority to select, retain and terminate compensation consultants. In connection with the Internalization, the Compensation Committee retained FW Cook to advise it on the post-Internalization executive compensation design and to assist in developing a compensation program consistent with sound corporate governance. Representatives of FW Cook attended certain meetings of the Compensation Committee, including meeting with members of the Compensation Committee without members of management present. FW Cook assisted the Compensation Committee in its analysis and evaluation of our initial executive compensation program, practices and communications, and provided the Compensation Committee with certain market data and analysis of our peers. FW Cook also provided assistance with the design of our performance scorecard, the setting of performance goals for performance-based incentive compensation and other foundational work that have informed executive compensation decisions for 2016 and 2017. See “Use of Peer Group Data” and “2016 Executive Compensation Decisions” below.

Role of Management

Our management provides material support to the Compensation Committee, but all compensation decisions related to our executive officers remain at the discretion of the Compensation Committee. The Compensation Committee considers the advice and counsel of the CEO when evaluating compensation of the

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EXECUTIVE COMPENSATION

other NEOs given his direct day-to-day working and supervisory relationship with those executives. Taking this feedback into consideration, the Compensation Committee engages in discussions and either determines the compensation of our NEOs or, at its option, makes a final recommendation to the Board of Directors related to compensation paid to NEOs, consistent with the requirements of their employment agreements where applicable. Our CEO is not present and does not participate in the portions of meetings of the Compensation Committee or of the Board of Directors at which his performance is evaluated and his compensation is discussed and determined.

Use of Peer Group Data

The Compensation Committee has not adopted a policy to benchmark compensation levels against comparative companies. However, the Compensation Committee, with the assistance of FW Cook, reviewed compensation levels and practices at a group of nineteen companies listed below, solely to obtain a general understanding of current compensation practices. None of the companies selected by the Compensation Committee, with the assistance of FW Cook, is an exact match for our Company, however. A number of mortgage REITs against which we compare our performance are externally managed and thus provide no or very limited publicly assessable information regarding the compensation paid to their executives. Furthermore, as a mortgage REIT, the operations and investment practices of the Company and the qualifications and experience required of our NEOs are materially different than those of equity REITs. As a result, equity REITs are not relevant peers of the Company for purposes of evaluating the performance and compensation of our executives. Other internally managed mortgage REITs are significantly smaller than AGNC in most meaningful financial measures, including total assets, stockholders’ equity and market capitalization. Accordingly, in consultation with FW Cook, the Compensation Committee developed a comparator group that includes several internally-managed publicly traded mortgage REITs as well as publicly traded asset management companies and non-bank financial services companies deemed reasonably comparable to the Company. In the judgment of the Compensation Committee, the highly specialized and unique skill sets required of the senior executives at these types of companies are most comparable to those required of our NEOs.

The following companies were considered by the Compensation Committee as our peers for purposes of evaluating the design and structure of our compensation program, specific elements of compensation, and compensation levels of our NEOs:

Mortgage REITs:	Asset Management and Financial Services Companies:
Capstead Mortgage Corporation	Affiliated Managers Group, Inc.
Chimera Investment Corporation	Ameriprise Financial, Inc.
Colony Capital, Inc.	Apollo Global Management LLC
CYS Investments, Inc.	Ares Management LP
Ladder Capital Corp.	Eaton Vance Corp.
MFA Financial, Inc.	Fortress Investment Group LLC
Redwood Trust, Inc.	Invesco Ltd.
KKR & Co. L.P.
Legg Mason, Inc.
Oaktree Capital Group LLC
The Blackstone Group L.P.
The Carlyle Group L.P.

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EXECUTIVE COMPENSATION

Elements of Our Compensation Program and Their Purposes

The Compensation Committee believes it is important to compensate our NEOs with a package that balances short- and long-term compensation and cash and equity-based compensation. Our NEOs’ compensation packages include three primary elements: base salary, short-term cash incentive payments and long-term equity incentive compensation. Since the Internalization, a majority of compensation paid to our NEOs consists of short-term and long-term incentive compensation, and incentive compensation as a percentage of overall compensation paid to NEOs is expected to increase further in 2017 and 2018. The following table describes generally each pay component, as well as its purpose and key considerations.

Pay Element	What It Does and How We Do It	Key Considerations
Base Salary

•  Provides fixed, baseline level of cash compensation

•  Base salary is evaluated annually, but generally remains static absent promotion or adjustment due to economic trends in industry or other competitive factors

• Base salary is based on experience, duties and scope of responsibility as well as internal and external market factors, as determined and weighed by our Compensation Committee

Annual Cash Bonus	• Variable cash incentive opportunity tied to achievement of annual Company and individual goals established by the Compensation Committee

•  The financial performance measures applied by our Compensation Committee for the second half of 2016 and to be applied for 2017 include the Company’s economic return on an absolute basis and relative to a defined group of peers, the Company’s stock price to tangible book value ratio relative to such peers and the Company’s operating expenses as a percentage of equity.

•  Our operational/strategic goals include several strategic initiatives and cover the areas of finance, accounting, legal, investor relations, broker-dealer and information technology.

•  Due to the importance of the ongoing management relationship with MTGE to the Company, Company-wide performance and operational/strategic goals include financial and operational performance of MTGE

Long-Term Equity Incentive Awards

•  Variable equity-based long-term incentive opportunity

•  Grants are expected to be predominantly in the form of restricted stock units (RSUs) of AGNC common stock under the Company’s 2016 Equity Plan. Starting in 2017, at least 50% of the AGNC RSU awards to NEOs are

•  Vesting schedule encourages retention and alignment with stockholder interests of the Company and other entities managed by the Company

•  Performance vested RSUs will vest upon completion of a 3-year performance period based on the accomplishment of

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EXECUTIVE COMPENSATION

Pay Element	What It Does and How We Do It	Key Considerations

expected to vest based upon achievement of pre-established multi-year performance goals

• A portion of long-term incentive awards will be performance incentive plan shares of MTGE common stock, under the AGNC Mortgage Management, LLC Performance Incentive Plan—MTGE

performance criteria established by the Compensation Committee

• All grants under the MTGE performance incentive plan are expected to be time vesting, and are expected to represent a minority of the grants by value of the Company’s overall long-term equity incentive program

The overall mix of base salary, annual cash bonus and equity and incentive awards to our NEOs for 2016 and anticipated for 2017 and 2018 is depicted in the following pie graphs:

*	Short-term and long-term incentive awards are calculated at target level of performance. For the second half of 2016 and 2017, incentive compensation is subject to certain minimum guaranties, as discussed herein.

Base Salary

Base salary is one of the primary components of our NEOs’ compensation. It provides a fixed, baseline level of cash compensation. The Compensation Committee has established base salaries for our NEOs after considering a variety of factors, including current economic conditions and the competitive market for executive officers, pay history and contractual obligations in effect at the time of the Internalization, the scope of each executive officer’s responsibilities, individual performance, future potential and our performance and, if requested by the Compensation Committee, recommendations from the committee’s compensation consultant. The Compensation Committee will review the base salaries for our NEOs annually and at the time of a promotion or other change in responsibilities and salaries may be adjusted after considering the above factors.

The current annual base salaries for the NEOs in 2017 are $3,400,000 for Mr. Kain, $900,000 for each of Messrs. Federico and Kuehl, $425,000 for each of Mr. Pas and Mr. Pollack. The current annual base salaries for Messrs. Kain, Federico and Kuehl are the minimum levels required in each of their employment agreements. In connection with the renegotiation of his employment agreement, Mr. Kain voluntarily agreed to significant

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EXECUTIVE COMPENSATION

adjustment to his base compensation, which prior to the Internalization was indexed to the overall size of the Company and MTGE. As a result, Mr. Kain’s annual base salary for 2017 reflects a reduction of approximately $1,000,000 from his annual base salary in effect at the time of the Internalization, and commencing January 1, 2018, Mr. Kain’s annual base salary will be further reduced to $1,800,000. These adjustments represent a 59% reduction in Mr. Kain’s base salary over an 18-month period. Mr. Federico’s base salary represents a $100,000 increase from his base salary at the time of the Internalization, and Mr. Pollack’s base salary represents a $25,000 increase from his base salary in 2016. These levels were determined by the Compensation Committee, in consultation with FW Cook, taking into account salary history and the terms of the NEO’s employment with AMM in effect at the time of the Internalization, the highly complex and unique services provided by our NEOs, the need to retain our NEOs during the period following our Internalization, the duties and responsibilities of the NEOs and internal and external pay equity.

Short-Term Cash Incentives

Short-term cash incentives are another component of each NEO’s annual cash compensation. Each NEO’s target for short-term incentive compensation is determined based on an evaluation of the same factors used in setting their base salary, although the weighting given to each factor may vary. This pay component creates a direct and prompt connection between business success and their financial reward.

Each NEO’s employment agreement or offer letter sets forth a target annual cash bonus amount. For Mr. Kain, the amount is set at $3,070,000 for the second half of 2016, $6,140,000 for 2017, and 400% of his base salary for 2018 and each year thereafter. The targeted annual cash bonus amounts for Messrs. Federico, Kuehl, Pas and Pollack for the second half of 2016 are 200%, 178%, 150% and 75% of base salary, respectively. The 2017 target annual cash bonus amounts have been set at the same levels, except for Mr. Pollack’s, which is set at 100% of base salary. These levels were set after considering the mix of fixed versus variable compensation to ensure a pay package that would be variable at levels commensurate with the role of each NEO in the Company. In connection with hiring certain executives and renegotiating contractual obligations in effect at the time of the Internalization, certain portions of the target annual cash bonus amounts have been guaranteed. See “2016 Executive Compensation Decisions.”

The Board of Directors has adopted an annual scorecard to measure the Company’s overall performance against certain goals. The Compensation Committee has used this scorecard to assist in its evaluation and awarding of short-term incentive compensation attributable to the second half of 2016, but paid in 2017, and will use a similar scorecard in the course of evaluating short-term incentive compensation attributable to 2017 and payable in 2018. In addition, the Compensation Committee may supplement these measures and goals with additional objective or subjective measures and goals for a particular employee or the department in which he or she works. The Compensation Committee will determine the weighting of these various objectives for purposes of the short-term incentive awards. However, the Compensation Committee expects that, except to the extent minimally guaranteed by the Company for awards attributable to 2017 (as discussed below), the CEO’s and CFO’s short-term cash incentives will be based 100% on achievement of the scorecard measures, and other NEOs’ short-term cash incentives will be based predominantly on the corporate scorecard measures and to a lesser extent on personal performance.

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EXECUTIVE COMPENSATION

The scorecard includes both financial and operational/strategic metrics, as well as a metric for the management of MTGE. Actual payouts will range from 0% to 150% for each metric, with category and metric weights as follows:

Financial Metrics (60% of Total Scorecard)

			Performance Continuum
Category Weight	Performance Variable	Metric Weight	Below Threshold	Threshold	Target	Outperformance
60%	Absolute Economic Return(1)	30%	< 0.0%	0.0%	10.0%	≥ 17.0%
	Economic Return vs . Peer Index(2)(5)	30%	< (5.0%)	(5.0%)	0.0%	≥ 3.0%
	Price-to-Tangible Book Ratio vs . Peer Index(2)(3)	20%	< (7.0%)	(7.0%)	0.0%	≥ 5.0%
	Operating Expense Ratio(4)	20%	> 95 bps	95 bps	90 bps	≤ 85 bps
			Payout Continuum (% of Metric Weight)
			0%	50%	100%	150%

Operational / Strategic Metrics & MTGE Performance (40% of Total Scorecard)

Category Weight	Performance Variable	Metric Weight
	Finance / Accounting / Legal Objectives	20%
	Strategic Initiatives	20%
30%	Investor Relations Objectives	20%
	Broker-Dealer Operations	20%
	Information Technology Objectives	20%
10%	MTGE Manager Corporate Objectives	100%

(1)	Absolute economic return is the percentage increase or decrease in tangible book value per share at the beginning of the measurement period represented by the sum of tangible book value per share at the end of the measurement period plus the amount of common stock dividends declared during the measurement period.

(2)	Peer Index consists of an unweighted average of Annaly Capital Management, Inc., CYS Investments, Inc., Capstead Mortgage Corporation, ARMOUR Residential REIT, Inc., and Anworth Mortgage Asset Corporation.

(3)	Price-to-Tangible Book Ratio represents an average of four quarterly values over the annual performance measurement period. Numerator will be the Company’s closing stock price on the last day of the quarter; denominator will be the Company’s reported tangible book value per share as of the most recently reported quarter-end.

(4)	The operating expense ratio reflects compensation and general and administrative (“G&A”) expenses as a percentage of average stockholders’ equity. Operating expenses will be adjusted to exclude non-recurring transaction-related charges, one-time costs and certain non-cash expenses associated with the Internalization, G&A expenses that are reimbursed to us from MTGE, and other factors determined to be appropriate by the Compensation Committee. Compensation expenses will also be adjusted to assume, solely for purposes of this calculation, that cash bonuses are paid at target level of performance.

(5)	To be determined on a September 30 to September 30 year basis due to unavailability of relevant peer data when awards are made.

We believe these goals and measures are those that support our business strategies and effectively align NEO short-term incentives with stockholder interests. A portion of each NEO’s short-term incentive is tied to goals based on the management of MTGE because the continued management relationship with MTGE provides

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us with significant benefits. The management fees and expense reimbursements received from MTGE offset a significant amount of our operating expenses, and our management team gains broader market insights and knowledge given MTGE’s different investment scope and exposure to credit risk.

Equity Incentive Compensation

The Compensation Committee believes that equity incentive compensation is an important component of our NEO compensation package and is critical in attracting, motivating and retaining outstanding employees. Equity incentive compensation closely aligns our NEOs’ interests with those of our stockholders.

At a special meeting of stockholders held on December 9, 2016, our stockholders approved the 2016 Equity Plan, which allows us to provide our directors, executive officers and other employees with equity incentive compensation. Subject to adjustment as described in the 2016 Equity Plan, total awards under the 2016 Equity Plan are limited to 10,000,000 shares, inclusive of dividend equivalents paid on such awards. These shares may be shares of original issuance or treasury shares or a combination of the two. Pursuant to the 2016 Equity Plan, the Company may grant stock options, stock appreciation rights, restricted shares, restricted stock units, performance shares, performance units, cash incentive awards, certain other awards based on or related to our common stock and dividend equivalents paid with respect to awards under the 2016 Equity Plan. Awards may be time vested or performance vested. Performance vested awards may be “qualified performance-based awards” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) but are not required to be. See “Tax Considerations” below.

In light of the importance of the ongoing management of MTGE to AGNC’s business, the Company’s subsidiary, AMM, has also adopted an equity incentive plan, the AGNC Mortgage Management, LLC Performance Incentive Plan—MTGE (the “MTGE PIP”). The MTGE PIP will help AMM facilitate the alignment of compensation for its personnel who are involved in the management of MTGE with MTGE’s actual performance. Pursuant to this program, AMM will cash fund the purchase of MTGE shares on the open market, which will be held in a trust during the requisite vesting period, or longer, if distribution of such shares has been deferred. The Compensation Committee has retained authority to administer the MTGE PIP and make grants under such plan. The MTGE PIP is expected to be only a portion of the long-term incentive compensation paid to our NEOs.

In December 2016, the Compensation Committee awarded Messrs. Federico and Kuehl grants of 41,387 and 60,020 RSUs, respectively, under the 2016 Equity Plan, as provided for in their respective employment agreements. These grants vest in three equal installments on each of the first three anniversaries following the grant, and were awarded as a bridge between amounts earned under the prior agreements and target long-term incentive grants under the new agreements. These grants were equal in value to (a) the long-term incentive value they would have been entitled to under their prior employment agreements, prorated for the first 10 months of 2016 when the old employment agreements were in place, plus (b) their new target long-term incentive grant values prorated for the last two months of 2016, minus (c) their new target long-term incentive grant values. See the “Grants of Plan-Based Awards” table for details.

We believe that equity incentives that are subject to vesting over a period of time further promote long term retention of our NEOs and other key employees. For 2017, our long-term incentive program consists of a mix of performance-based RSUs and service-vesting AGNC RSUs and MTGE PIP awards. Starting in 2017, under their employment agreements, Messrs. Kain, Federico and Kuehl will be entitled to long-term incentive awards in the following targeted amounts: $5,400,000, $1,800,000 and $1,400,000, respectively. Fifty percent of

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the overall target long-term incentive awards awarded to Messrs. Kain, Federico, and Kuehl will vest subject to performance metrics measured over a three year period and 50% will vest annually over a period of three years, subject to the executive’s continued employment. Mr. Pas has a target annual equity award of 100% of his base salary, or $425,000. Mr. Pollack has a target annual equity award for 2017 equal to 60% of his 2016 base salary, or $240,000, and 80% of his base salary for subsequent periods. It is expected that a portion of the equity awards to Messrs. Pas and Pollack will be time-vested and a portion performance vested, but the relative allocation may vary as determined by the Compensation Committee. All long-term incentive awards are subject to the approval of the Compensation Committee. The performance vested RSUs are designed to reward creation of long-term economic returns for our stockholders both on an absolute and relative basis. Initial grants of performance-based RSUs will vest at the end of a three-year performance period based 50% on our absolute economic return and 50% on our economic return relative to the index of peer mortgage REITs identified above, each as compared to threshold, target and outperformance levels of performance established by the Compensation Committee. Achievement of these measures will be determined in the same manner as described above with respect to short-term incentive awards.

Savings and Health and Welfare Benefits

Our executive officers participate in a broad-based 401(k) retirement savings plan generally applicable to all our employees, which includes an opportunity to receive employer matching contributions. We do not currently provide for pension plans, supplemental retirement plans or deferred compensation plans for our executive officers.

In addition, all of our executive officers also participate in medical, dental, vision, disability, life and long-term care insurance and qualified transportation benefits that are provided generally to our employees.

Perquisites and Other Personal Benefits

We do not believe our executive officers should receive special perquisites and benefits and do not currently provide our executive officers with any perquisites or other personal benefits that are not available on a non-discriminatory basis to all employees.

2016 Executive Compensation Decisions

We completed the Internalization in part to reduce our overall cost of operations and to ensure the ongoing continuity of our business and relationship with our portfolio management team. Retention of our workforce during this period of transition has been an essential part of that effort. Prior to the Internalization, the Company’s external Manager and its owner, American Capital, provided significant back-office, information technology, human resources, benefits, legal, tax and investor relations support to the Company, and the Company’s accounting and other systems were largely integrated with those of American Capital. The Internalization resulted in the need to hire full-time personnel to support the Company with these functions that had previously been provided externally. We believe it was critical to the success of the Internalization that this effort be led and overseen by AMM’s employees who are most familiar with the Company’s business, systems and requirements and that the Company’s investment and business operations be continued without interruption. Thus, at the time of the Internalization, we made retention bonus awards for certain members of AMM’s legacy work-force, including Mr. Pas (who was not an executive officer at the time this award was granted). Under this award, Mr. Pas will receive a bonus of $398,437.50 on each of March 1, 2017 and March 1, 2018, if he remains continuously employed by the Company on those dates. Payment of this award would be accelerated if Mr. Pas is terminated by the Company without cause prior to the vesting dates. Other than Mr. Pas, none of our NEOs

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received a separate retention bonus award, other than certain guaranteed bonus amounts described below. In connection with the hiring of Mr. Pollack as our Senior Vice President, General Counsel, Secretary and Chief Compliance Officer in July 2016, we guaranteed that he would receive a minimum bonus equal to 75% of his base salary for the second half of 2016 and for 2017. Mr. Pollack was also provided limited severance protection in the event he is terminated on or before December 31, 2017, by us without cause or by him for good reason as defined in his offer letter. In such event, Mr. Pollack would be entitled to a payment equal to the difference between $1,050,000 and the amount of base salary and cash bonus actually paid to him between July 1, 2016 and such termination. These assurances were negotiated as part of the process of inducing Mr. Pollack to accept employment with the Company.

In connection with our Internalization in July, the Company inherited certain employment agreements that our former Manager had in place with Messrs. Kain, Federico and Kuehl. Due to the timing of the transaction and the complexities involved in designing and establishing an appropriate compensation program, these agreements were not significantly amended at such time. Rather, in the period following the Internalization, the Compensation Committee negotiated the terms of new employment agreements with each of Messrs. Kain, Federico and Kuehl, which were completed on November 1, 2016. Relative to their prior agreements the Company had inherited from AMM, these amended and restated employment agreements provide greater focus on compensation that is performance-based and “at risk” compared to the compensation arrangements provided under the prior agreements. These agreements represent departures from the compensation program employed by our former external manager in some important respects, including the method by which incentive compensation would be determined and the frequency of payment of incentive compensation. As part of these amended arrangements, Mr. Kain agreed to a 59% reduction in his base salary, to be phased in by 2018, and each of Messrs. Kain, Federico and Kuehl agreed to restructured short and long-term incentives. Messrs. Kain and Kuehl also agreed to material reductions in the severance payments that they would receive upon a termination without cause or for good reason. Moreover, under these agreements, a majority of compensation for Messrs. Kain, Federico and Kuehl will be comprised of short-term and long-term incentives, and these incentives will be based on the performance measures and other criteria established by our Compensation Committee.

In order to promote their retention by the Company, and to encourage them to accept new employment agreements with a greater percentage of compensation “at risk,” the Company agreed to certain guarantees of short-term incentive compensation to provide a transition between the compensation arrangements that were in place prior to and after the Internalization. Specifically, each of Messrs. Kain, Federico and Kuehl was guaranteed minimum bonuses equal to his target bonus for the second half of 2016 and 75% of his target bonus for 2017. As described below, actual bonuses earned for 2016 exceeded the minimum guaranteed amounts.

2016 Earned Bonuses (2nd half)

The Compensation Committee’s decision regarding cash bonus awards for the second half of 2016 was guided by application of the Company’s performance relative to metrics set forth with the corporate scorecard detailed above. For NEOs other than the CEO and CFO, the Compensation Committee also considered personal performance and contribution to the Company’s Internalization efforts.

2016 Financial Metric Results

A review of our 2016 results indicated a 103.8% payout for the financial metric portion of the corporate scorecard. While AGNC’s absolute economic return of 3.9% was below the 10% performance target, the Company outperformed its peer group on both an economic return and price-to-book ratio basis. Due to a lag in

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reporting, relative economic return was determined as of September 30, 2016, and the Company will include the period from October 1, 2016 through September 30, 2017 in determining this measure for short term incentive compensation related to 2017. For 2016, the Compensation Committee reviewed the price-to-book ratio relative performance based on total book value per share, rather than tangible book value per share, given the mid-year acquisition of the Manager and subsequent intangible asset recognized in connection with the Internalization, to maintain consistency throughout the period. Post-internalization adjusted operating expenses as a percentage of stockholders’ equity were more favorable than target level performance, but the Compensation Committee considered this measure as being achieved at the target level of performance, as much of this benefit was due to the absence of annual equity grants in 2016.

2016 Operational and Strategic Progress

We made significant progress on our operational and strategic initiatives and successfully completed the Internalization and separation from American Capital. These initiatives included the following achievements:

•	Acquisition of AMM and subsequent Internalization, resulting in AGNC becoming the largest internally-managed mortgage REIT with one of the lowest operating cost structures in the industry.
•	Implementation of changes to the Company’s operations and staffing levels to handle all functions previously performed by our external Manager. This effort included work to create human resources, information technology, treasury, legal, internal audit and investor relations departments within the Company, to establish separate corporate insurance, compliance programs, employee benefits and compensation programs, and to separate accounting and IT systems.
•	Changes to the Company’s branding and communications strategy to align with the Internalization and trends in the asset management business, including significant investor outreach through conferences, roadshows and quarterly updates to communicate these fundamental changes to our business and the stockholder benefits from the Internalization.
•	Establishment and commencement of operations of our captive broker-dealer subsidiary, which is expected to provide substantial funding benefits over the long-term.

The Compensation Committee determined that the Company had outperformed baseline expectations on the operational and strategic objectives, and these accomplishments merited a 125% payout for the operational and strategic portion of the corporate scorecard.

MTGE Manager Results

Based upon MTGE’s financial performance and AGNC’s execution of MTGE strategic objectives, management recommended a 100% payout under the MTGE manager objectives component of the scorecard. MTGE’s absolute economic return was in line with target performance objectives. Although MTGE’s price-to-book ratio lagged its peer group average, MTGE’s absolute economic return exceeded its peer group average.

Individual Bonus Decisions

Our CEO’s and CFO’s bonuses are determined by AGNC’s performance relative to the corporate scorecard with a payout range of 0% to 150%. Based on the foregoing, the Company’s 2016 performance relative to the corporate scorecard would have resulted in a payout of 110% of target for the CEO and CFO. However, for 2016, the CEO and CFO agreed to a reduced payout of 107.8% to accommodate “above-plan” performance payouts for a number of employees of the Company. Thus, for the second half of 2016, Mr. Kain and Mr. Federico each received 107.8% of their target bonus, Messrs. Kuehl and Pas received 106.0% of their target

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bonus, which reflects a relative weighting of the corporate scorecard and personal performance at target level performance, and Mr. Pollack received 116.0% of his target bonus, which reflects a relative weighting of the corporate scorecard and personal performance above target in light of Mr. Pollack’s contributions to many of the Company’s operational and strategic goals for 2016.

These 2016 Bonus payments are reflected in the following table:

NEO	Short-Term Incentive Award	Percentage of 2016 Target
Gary D. Kain	$3,308,254	107.8%
Peter J. Federico	$969,846	107.8%
Christopher J. Kuehl	$848,000	106.0%
Aaron J. Pas	$337,875	106.0%
Kenneth L. Pollack	$174,000	116.0%

Other Compensation Policies and Practices

Executive Stock Ownership Guidelines

We strongly encourage all of our executive officers to hold a significant number of shares of Company common stock. We have adopted stock ownership guidelines for our most senior officers in furtherance of this objective. The guidelines require our most senior executive officers to own, within five years of adoption of the policy or becoming subject to the policy, a minimum number of shares of our common stock based on a multiple of base salary, which is 6x for our CEO, President and Chief Investment Officer and 3x for our Executive Vice Presidents. Until the foregoing ownership requirements are met, each executive officer is expected to retain at least 50% of the shares of common stock received upon vesting or earn-out of stock-based compensation, net of any shares withheld or sold to pay taxes on such income. To determine the minimum number of shares required to satisfy the guideline, shares are valued based on the average closing price for our common stock for a 60 day period prior to (and including) the day of evaluation; such evaluation will be conducted annually. In addition, our Board of Directors has adopted a policy prohibiting our executive officers and directors from hedging, pledging or entering into margin loans with respect to any shares of our common stock or from engaging in short sales of our common stock or any other transaction where he or she would earn a profit based on a decline of our stock price. The Compensation Committee may waive these requirements, as well as the stock ownership requirements, in certain situations on a case-by-case basis. The NEOs’ ownership of our common stock is shown in the table on page 50 of this proxy statement.

Clawback Policy

We have adopted a clawback policy relating to recovery of certain excess performance-based compensation in the event of an accounting restatement by the Company due to material noncompliance with any financial reporting requirement under U.S. federal securities laws resulting at least in part from the willful fraud, dishonesty or recklessness of one of the Company’s executive officers in the performance of his or her duties to the Company. Under this policy, the Company would be entitled to seek recovery of the portion of any performance-based compensation paid to our executive officers that would not have been earned had the Company’s restated financial statements been used in the determination of the amount of performance-based compensation originally awarded. This policy includes a three year look back period and will apply to compensation paid to our executive officers following the Internalization.

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Employment Agreements

Through our subsidiary, AMM, we have entered into employment agreements with certain of our NEOs, as discussed herein. These employment agreements are intended to provide appropriate and balanced incentives toward achieving our annual and long-term strategic objectives, to support a performance-oriented environment based on the attainment of goals and objectives intended to benefit our Company and our stockholders and to create an alignment of interests between our executives and our stockholders. The employment agreements include certain severance payments and benefits in the event that their employment is terminated by the Company without “cause” or by the NEO for “good reason” as each term is defined in each respective employment agreement, and were the result of arms-length negotiations with these NEOs. The severance provisions included in the employment agreements related to a change of control include a “double trigger” requirement, which we determined was appropriate and in the best interest of our stockholders. See “Severance and Change of Control Payments” below. The employment agreements with these NEOs also include covenants related to post-employment obligations in areas such as competition with us, solicitation of our employees and the confidentiality of certain information.

Risk Assessment and Compensation

The Compensation Committee regularly monitors the risks and rewards associated with our compensation program. The Compensation Committee also established our compensation program with the intent to align our interests with stockholders and prevent unnecessary or excessive risk-taking. We believe that our compensation policies and practices are well balanced and designed to avoid creating compensation incentives that encourage unnecessary or excessive risks that could potentially have a material adverse effect on our Company. As described in this Compensation Discussion and Analysis section, we use variable compensation for all of our NEOs, with a focus on performance. We have designed a compensation program that contains a mix of short-term and long-term, cash and equity incentive compensation to ensure management focuses on the long-term impact of short-term decisions and that management’s interests are aligned with stockholders. The Compensation Committee continually assesses our executive compensation programs and has implemented additional policies and practices that we believe have further mitigated compensation driven risk, including the adoption of a clawback policy applicable to the period following the Internalization and executive officer stock ownership guidelines, as described above.

Tax Considerations

Section 162(m) of the Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation in excess of $1 million in any taxable year to an executive officer who is named in the Summary Compensation Table. Exceptions are made for qualified performance-based compensation, among other things. In structuring our compensation programs, the Compensation Committee considers this and other provisions; however, the Compensation Committee does not believe that it is necessarily in our best interests and the best interests of our stockholders for all compensation to meet the requirements of Section 162(m) for deductibility. As a result, the Compensation Committee has determined that it is appropriate at times to make compensation awards that are non-deductible under Section 162(m). Further, because of ambiguities and uncertainties under Section 162(m), we cannot give any assurance that compensation that we intend to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible.

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Report of the Compensation and Corporate Governance Committee

Our Compensation and Corporate Governance Committee reviewed and discussed with our management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on that review and discussions, our Compensation and Corporate Governance Committee recommends to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

By the Compensation and Corporate

Governance Committee:

Morris A. Davis, Chair

Larry K. Harvey

Prue B. Larocca

Paul E. Mullings

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Summary Compensation Table

The following table provides information concerning the compensation of our NEOs earned during the fiscal year ended December 31, 2016. Prior to July 1, 2016 and to the extent that our NEOs provided service to us, they were compensated by our Manager and not directly by the Company. We did not pay any compensation to our NEOs prior to the Internalization. Consequently, the compensation information provided below reflects only the compensation paid from July 1, 2016 through December 31, 2016.

Name and Principal Position	Year(1)	Salary ($)	Bonus ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(3) ($)	Total ($)
Gary D. Kain Chief Executive Officer, President and Chief Investment Officer	2016	2,194,915	3,308,254	–		0	5,503,169

Peter J. Federico Executive Vice President and Chief Financial Officer	2016	416,667	969,846	740,424		0	2,126,937

Christopher J. Kuehl Executive Vice President	2016	450,000	848,000	1,073,758		0	2,371,758

Aaron J. Pas Senior Vice President	2016	212,500	337,875	–		0	550,375

Kenneth L. Pollack Senior Vice President, General Counsel, Chief Compliance Officer and Secretary	2016	200,000	174,000	–		3,975	377,975

(1)	For the period from July 1, 2016 through December 31, 2016.
(2)	For amounts under the column “Stock Awards,” we disclose the fair value associated with the RSU award granted to each executive officer in 2016, measured in dollars and calculated in accordance with Financial Accounting Standards Board ASC Topic 718, Compensation-Stock Compensation (“ASC 718”), as required by Securities and Exchange Commission (“SEC”) regulations. The fair market value of a stock award is based on the fair market value of our stock on the date of grant. As of December 31, 2016, Messrs. Federico and Kuehl had unvested RSU equivalents of 41,387 and 60,020 shares of common stock, respectively.
(3)	Amounts shown under “All Other Compensation” represent employer matches for employee contributions to our 401(k) Plan.

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Grants of Plan-Based Awards in Fiscal Year 2016

In this table we provide information about each grant of an award made to an NEO in the most recently completed fiscal year under the 2016 Incentive Plan. In each case, the grant date is the same date as the Compensation and Corporate Governance Committee approval date. Amounts included in the “Grant date fair value of stock awards” column are valued in accordance with ASC 718 without reduction of any assumed forfeitures.

Name	Grant date	Type of Award	Estimated future payouts under equity incentive plan awards Target (# of shares of common stock)	Grant date fair value of stock awards ($)
Gary D. Kain	–	–	–	–
Peter J. Federico	12/14/2016	RSU	41,387(1)	740,424
Christopher J. Kuehl	12/14/2016	RSU	60,020(1)	1,073,758
Aaron J. Pas	–	–	–	–
Kenneth L. Pollack	–	–	–	–

(1)	Shares vest in three equal installments on each of the first three anniversaries following the date of grant, and were awarded to each NEO pursuant to the terms of his respective employment agreement. See “Compensation Discussion and Analysis” above.

Outstanding Equity Awards at Fiscal Year-End

In this table we provide information about awards under the 2016 Incentive Plan that have not vested and are outstanding as of December 31, 2016, for each NEO.

Name	Stock awards(1)
	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested(2) ($)
Gary D. Kain	–	–
Peter J. Federico	41,387(3)	750,346
Christopher J. Kuehl	60,020(3)	1,088,163
Aaron J. Pas	–	–
Kenneth L. Pollack	–	–

(1)	Award was granted as an RSU.
(2)	Market value computed by multiplying the closing market price of our stock on December 30, 2016, or $18.13, by the number of shares.
(3)	1/3 of the shares will vest on each of December 14, 2017, 2018 and 2019.

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Severance and Change of Control Payments

Employment Agreements

Each of the employment agreements with Messrs. Kain, Federico and Kuehl contains provisions for payments upon certain events as follows:

Termination by the Board of Directors Without Cause or Termination by the Executive for Good Reason

If the employment of Messrs. Kain, Federico or Kuehl terminates by reason of a Termination Without Cause or Termination For Good Reason, each as defined in their employment agreements, and such termination does not occur during the 21-month period following a Change of Control, each such executive would be entitled to the following payments from the Company, as applicable, in addition to the payments listed below under “All Terminations”: (a) an amount equal to the product of (i) 2.5 for Mr. Kain, 1.5 for Mr. Federico or 1.0 for Mr. Kuehl, multiplied by (ii) the sum of (A) the executive’s annual base salary at the time of such termination, plus (B) the target value of the executive’s annual cash bonus for the year in which such termination occurs (which target value for Mr. Kain for 2016 will be deemed to be $6,140,000) (the “Severance Amount”), paid over 30, 18 and 12 months to Messrs. Kain, Federico and Kuehl, respectively; (b) a pro rata portion of the annual cash bonus the executive would have been entitled to receive if he had remained employed through December 31 of the year in which such termination occurs (as determined by the Compensation Committee but assuming that all qualitative and subjective performance metrics were achieved at their target level); (c) reimbursements under Part 6 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended (“COBRA”), or substitute payments, for the executive and his eligible dependents for up to 18 months; (d) acceleration of any outstanding unvested equity awards; and (e) if such termination occurs on or prior to December 31, 2017 (for Mr. Kain) or on or prior to December 31, 2018 (for Messrs. Federico and Kuehl), a pro rata portion of the aggregate target fair value of the executive’s annual long-term incentive award for the portion of the year elapsed prior to termination, payable in a single lump sum on the first payroll date following the 60th day after termination (the “Pro Rata LTIA Payment”). In addition, if Mr. Kuehl remains unemployed on the first anniversary of such termination, he would be entitled to an amount equal to the product of 0.5, multiplied by the sum of his annual base salary at the time of such termination, plus the target value of his annual cash bonus for the year in which such termination occurred, paid over the following six months.

Termination by the Board of Directors Without Cause or Termination by the Executive For Good Reason Following a Change of Control

If the employment of Messrs. Kain, Federico or Kuehl terminates by reason of a Termination Without Cause or Termination For Good Reason, and such termination occurs during the 21-month period following a Change of Control, as defined in their employment agreements, each such executive would be entitled to the following (as applicable), in addition to the payments listed below under “All Terminations”: (a) an amount equal to the product of (i) 2.5 (for Mr. Kain) or 1.5 (for Messrs. Federico or Kuehl), multiplied by (ii) the sum of (A) the executive’s annual base salary at the time of such termination, plus (B) the target value of the executive’s annual cash bonus for the year in which such termination occurs (which target value for Mr. Kain for 2016 will be deemed to be $6,140,000), paid in a lump sum; (b) a pro rata portion of the target value of his annual cash bonus for the year in which such termination occurs; (c) COBRA reimbursements (or substitute payments) for him and his eligible dependents for up to 18 months; (d) acceleration of any outstanding unvested equity awards; and (e) if such termination occurs on or prior to December 31, 2017 (for Mr. Kain) or on or prior to December 31, 2018 (for Messrs. Federico and Kuehl), the Pro Rata LTIA Payment.

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Death or Disability

If the employment period of Messrs. Kain, Federico or Kuehl terminates early by reason of death or disability, each executive (or his estate or eligible dependents, if applicable) is entitled to receive, in addition to the payments listed below under “All Terminations”: (i) a pro rata portion of the annual cash bonus the executive would have been entitled to receive if he had remained employed through December 31 of the year in which such termination occurs (as determined by the Compensation Committee but assuming that he achieved all qualitative and subjective performance metrics at their target level), payable in a lump sum; (ii) COBRA reimbursements (or substitute payments) for the executive and his eligible dependents for up to 18 months; (iii) acceleration of any outstanding unvested equity awards; and (iv) if such termination occurs on or prior to December 31, 2017 (for Mr. Kain) or on or prior to December 31, 2018 (for Messrs. Federico and Kuehl), the Pro Rata LTIA Payment.

All Terminations

If the employment period of Messrs. Kain, Federico or Kuehl terminates early for any reason, each executive is entitled to receive (i) any earned but unpaid base salary; (ii) any annual cash bonus that has been earned for a calendar year prior to termination but is unpaid (but only if not a Termination For Cause or a voluntary termination by the executive for any reason other than Good Reason); (iii) any unpaid reimbursable expenses that have been incurred by the executive; (iv) any plan benefits which by their terms extend beyond termination of employment; and (v) any COBRA benefits generally available to employees.

In addition, each of the employments agreements contains a non-competition provision that prevents the officer from participating as an officer, employee, director, partner, stockholder, consultant or otherwise, in any type of business that engages in the Company’s business for a certain restricted period. Each of the employment agreements also contains a provision preventing the executive from soliciting any of our employees or interfering in a similar manner with our business during such restricted period.

Letter Agreements

The retention agreement with Mr. Pas includes a provision that accelerates the payment of his first and second retention bonuses described above in the “Compensation Discussion and Analysis” (to the extent unpaid) if he is terminated without cause, which means the termination of his employment for any reason other than as a result of death, permanent disability or cause, as defined in the retention agreement. The payment would be an aggregate lump sum cash payment on the first payroll date following the signing of a release by Mr. Pas. The offer letter for Mr. Pollack includes a provision that if he is terminated prior to December 31, 2017 other than by the Company for cause as defined in his offer letter or by Mr. Pollack other than for good reason as defined in his offer letter he would receive a lump sum payment of $1,050,000 less the amount of base and bonus paid to Mr. Pollack from July 1, 2016 through the date of termination.

Equity Plans

The 2016 Equity Plan includes “double-trigger” acceleration provisions with respect to the vesting of awards in connection with a Change of Control of the Company (as defined above). Under the 2016 Equity Plan, the vesting of awards may accelerate in connection with a Change of Control where either (1) within a specified period the participant experiences a qualifying termination of employment or service, as applicable, in a manner described in the award agreement or (2) the award is not continued, assumed or converted into a replacement award in a manner described in the applicable award agreement.

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EXECUTIVE COMPENSATION

The MTGE PIP also includes “double-trigger” acceleration provisions with respect to the vesting of awards in connection with a change of control of the Company or AMM, as defined in the MTGE PIP. Upon a change of control where either (A) within 24 months following such change of control, the executive’s employment or service with AMM or an affiliate is terminated without cause or (B) the award is not continued, assumed, or converted into substantially similar replacement awards in connection with such change of control, or upon death or disability, the executive will become fully vested in his or her MTGE PIP award account.

The following table summarizes the estimated payments to be made under the employment or letter agreement for each NEO at, following, or in connection with any termination of employment, including by the Company without cause or by the executive for good reason, death or disability and upon a change of control. In accordance with SEC regulations, the following table does not include any amount to be provided to an NEO under any arrangement that does not discriminate in scope, terms or operation in favor of the NEO and that are available generally to all salaried employees. Also, the following table does not duplicate information already provided in the outstanding equity awards at fiscal year-end table, except to the extent that the amount payable to the NEO would be enhanced by the termination event. The amounts in the following table are hypothetical and based on SEC regulations. Actual payments will depend on the circumstances and timing of any termination.

In accordance with SEC regulations, for purposes of the quantitative disclosure in the following table, we have assumed that the termination took place on December 31, 2016, and that the price per share of our common stock is the closing market price as of December 30, 2016, or $18.13.

The information below constitutes forward-looking statements for purposes of the Private Litigation Securities Reform Act of 1995.

NEO Benefits and Payments upon Termination	Termination by Company Without Cause or Termination by Executive for Good Reason ($)		Termination by Company Without Cause or Termination by Executive for Good Reason, each in connection with a Change in Control ($)		Death or Disability ($)	Termination by Company for Cause or Voluntary Termination by Executive without Good Reason ($)
Gary D. Kain
Severance Amount	26,350,000	(1)	26,350,000	(2)	–	–
Base Salary	–		–		–	–
Cash Bonus(3)	3,070,000		3,070,000		3,070,000	–
Accelerated Equity Awards	–		–		–	–
Pro Rata LTIA Payment(2)	5,400,000		5,400,000		5,400,000
Insurance Benefits(4)	44,842		44,842		44,842
TOTAL:	34,864,842		34,864,842		8,514,842

Peter J. Federico
Severance Amount	4,050,000	(1)	4,050,000	(2)	–	–
Base Salary	–		–		–	–
Cash Bonus(3)	900,000		900,000		900,000	–
Accelerated Equity Awards	750,346		750,346		750,346	–
Pro Rata LTIA Payment(2)	1,800,000		1,800,000		1,800,000	–
Insurance Benefits	44,842		44,842		44,842
TOTAL:	7,545,188		7,545,188		3,495,188

48    AGNC INVESTMENT CORP. – Proxy Statement

EXECUTIVE COMPENSATION

NEO Benefits and Payments upon Termination	Termination by Company Without Cause or Termination by Executive for Good Reason ($)		Termination by Company Without Cause or Termination by Executive for Good Reason, each in connection with a Change in Control ($)		Death or Disability ($)	Termination by Company for Cause or Voluntary Termination by Executive without Good Reason ($)

Christopher J. Kuehl
Severance Amount	2,502,000	(1)(5)	2,502,000	(2)(5)		–
Base Salary	–		–		–	–
Cash Bonus(3)	801,000		801,000		801,000	–
Accelerated Equity Awards	1,088,163		1,088,163		1,088,163	–
Pro Rata LTIA Payment(2)	1,400,000		1,400,000		1,400,000	–
Insurance Benefits	44,842		44,842		44,842
TOTAL:	5,836,005		5,836,005		3,334,005
Aaron J. Pas
Severance Amount	796,875	(6)(7)	796,875	(6)(7)
Base Salary
Cash Bonus
Accelerated Equity Awards
Insurance Benefits
TOTAL:	796,875		796,875

Kenneth L. Pollack
Severance Amount	850,000	(6)(8)	850,000	(6)(8)
Base Salary
Cash Bonus
Accelerated Equity Awards
Insurance Benefits
TOTAL:	850,000		850,000

(1)	Payable over a period of 30 months, 18 months and 12 months for Messrs. Kain, Federico and Kuehl, respectively.
(2)	Payable in a lump sum on the first payroll date 60 days after termination.
(3)	Payable in a lump sum by March 15 of the calendar year following the calendar year in which termination occurs.
(4)	Insurance Benefits are based on the December 2016 monthly payment for Health, Dental, Vision, Life and Disability coverage for each NEO.
(5)	Mr. Kuehl would be entitled to an additional $1,251,000 if he were to remain unemployed as of December 31, 2017, payable equally over the period from January 1, 2018 to June 30, 2018, unless he were to become employed by another employer during this period in 2018.
(6)	Payable in a lump sum.
(7)	Payable only if terminated by the Company Without Cause.
(8)	Amount is net of salary paid in 2016.

AGNC INVESTMENT CORP. – Proxy Statement    49

INFORMATION REGARDING COMPANY VOTING SECURITIES

INFORMATION REGARDING COMPANY VOTING SECURITIES

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth, as of February 24, 2017 (unless otherwise indicated), the beneficial ownership of common stock of each current director, each nominee for director, each of our executive officers, our executive officers and directors as a group and each stockholder known to management to own beneficially more than 5% of the outstanding shares of our common stock. Unless otherwise indicated, we believe that the beneficial owners set forth in the table below have sole voting and investment power. As of February 24, 2017, there were 331,046,077 shares of our common stock outstanding.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Beneficial Owners of more than 5%:
BlackRock, Inc.(2)	30,829,390	9.31%
55 East 52nd Street New York, NY 10055
The Vanguard Group(3)	25,617,302	7.74%
100 Vanguard Blvd. Malvern, PA 19355
Directors and Named Executive Officers:(3)
Gary D. Kain	1,021,897	*
Peter J. Federico	262,320	*
Christopher J. Kuehl	255,077	*
Morris A. Davis	–	–
Larry K. Harvey	17,500	*
Prue B. Larocca	4,489	*
Paul E. Mullings	–	–
Aaron J. Pas	–	–
Kenneth L. Pollack	1,000	*
Directors and Executive Officers as a group (9 persons)	1,562,283	*

*	Less than one percent.
(1)	This information is based on a Schedule 13G/A filed with the SEC on January 19, 2017 by BlackRock, Inc., as a parent holding company or control person of certain named funds (“BlackRock”). BlackRock is the beneficial owner of 30,829,390 shares and has the sole power to dispose or direct the disposition of 30,829,390 of such shares and sole power to vote or direct the vote of 28,026,171 of such shares.
(2)	This information is based on a Schedule 13G/A filed with the SEC on February 9, 2017 by The Vanguard Group, Inc. (“Vanguard”), as an investment adviser. Vanguard is the beneficial owner of 25,617,302 shares and has the sole power to dispose or direct the disposition of 25,204,902 of such shares, shared power to dispose or direct the disposition of 412,400 of such shares, sole power to vote or direct the vote of 275,192 of such shares and shared power to vote or direct the vote of 145,502 of such shares.
(3)	The address of each of the executive officers and directors listed above is c/o AGNC Investment Corp., 2 Bethesda Metro Center, 12th Floor, Bethesda, MD 20814.

50    AGNC INVESTMENT CORP. – Proxy Statement

INFORMATION REGARDING COMPANY VOTING SECURITIES

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of SEC Regulation S-K require that our directors and executive officers, and any persons holding more than 10% of our common stock report their ownership of such equity securities and any subsequent changes in that ownership to the SEC, The NASDAQ Global Select Market and to us. Based on a review of the written statements and copies of such reports furnished to us by our executive officers, directors and greater than 10% beneficial owners, we believe that during fiscal year 2016 all Section 16(a) filing requirements applicable to our executive officers, directors and beneficial owners of 10% or more of our common stock were timely satisfied, except (i) due to an administrative error, a late Form 4 was filed for Mr. Kain on March 18, 2016 reporting a sale of stock solely to cover required tax withholding upon the vesting of stock awards under his 10b5-1 Plan, and (ii) due to notice not being received from their brokers, Form 4s for Messrs. Federico and Kuehl were filed late on March 3, 2017 reporting sales of stock under their respective 10b5-1 Plans.

AGNC INVESTMENT CORP. – Proxy Statement    51

QUESTIONS AND ANSWERS ABOUT STOCKHOLDER COMMUNICATIONS AND PROPOSALS

QUESTIONS AND ANSWERS ABOUT STOCKHOLDER COMMUNICATIONS AND PROPOSALS

1.	WHO IS RESPONSIBLE FOR STOCKHOLDER COMMUNICATIONS?

The Board of Directors is of the view that management is primarily responsible for all communications on behalf of AGNC with stockholders and the public at large. Thus, in addition to our executive officers, we employ a Vice President, Investor Relations, whose primary responsibilities and those of certain members of her staff include investor and stockholder relations.

2.	HOW DO I COMMUNICATE WITH THE COMPANY’S BOARD OF DIRECTORS?

Stockholders who wish to communicate with our Board of Directors or with a particular director may send a letter to our Secretary at AGNC Investment Corp., 2 Bethesda Metro Center, 12th Floor, Bethesda, MD 20814. Any communication should clearly specify that it is intended to be made to the entire Board of Directors or to one or more particular director(s).

Under this process, our Secretary reviews all such correspondence and will forward to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by AGNC that is addressed to members of the Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Chair of the Audit Committee and handled in accordance with procedures approved by the Board of Directors with respect to such matters.

A copy of such procedures for the submission and handling of complaints or concerns regarding accounting, internal accounting controls or auditing matters is included in our Code of Ethics, which is published in the Investor Relations section of our web site at www.AGNC.com.

3.	HOW CAN A STOCKHOLDER NOMINATE A DIRECTOR OR SUBMIT A PROPOSAL FOR THE 2018 ANNUAL MEETING?

Stockholder proposals or nominees for election to the Board of Directors must be made in accordance with the procedures set forth in our Bylaws and described in the following question, and not the procedures set forth in the preceding paragraph.

4.	HOW CAN A STOCKHOLDER SUBMIT A PROPOSAL FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS?

Proposals received from common stockholders in accordance with Rule 14a-8 under the Exchange Act are given careful consideration by our Compensation and Corporate Governance Committee and our Board of Directors. If a common stockholder intends to present a proposal at the 2018 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, in order for such stockholder proposal to be included in our proxy statement and proxy card for that meeting, the stockholder proposal must be received by our Secretary at AGNC Investment Corp., 2 Bethesda Metro Center, 12th Floor, Bethesda, Maryland 20814, on or before November 10, 2017, unless the date of the 2018 annual meeting of stockholders has been changed by more than 30 days from April 20, 2018; then the deadline is a reasonable time before we begin to print and send our proxy materials.

52    AGNC INVESTMENT CORP. – Proxy Statement

QUESTIONS AND ANSWERS ABOUT STOCKHOLDER COMMUNICATIONS AND PROPOSALS

If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, the proposal will be included in our proxy statement and proxy card relating to such meeting. Nothing in the response to this question shall be deemed to require us to include any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC in effect at that time.

In order for a proposal by a common stockholder submitted outside of Rule 14a-8, including any nominations for election to the Board of Directors made by common stockholders, to be considered at the 2018 annual meeting of stockholders, such proposal must be made by written notice (setting forth the information required by our current Bylaws) and received by our Secretary not less than sixty and not more than ninety days in advance of the 2018 annual meeting.

Such proposals should be submitted by certified mail, return receipt requested.

5.	HOW CAN I OBTAIN A COPY OF THE COMPANY’S 2016 ANNUAL REPORT ON FORM 10-K AND OTHER SEC FILINGS?

A copy of our 2016 Annual Report on Form 10-K containing audited financial statements was delivered or made available with this proxy statement. Additional copies of our 2016 Annual Report on Form 10-K (without exhibits, unless otherwise requested) are available in print, free of charge, to stockholders requesting a copy by writing to: AGNC Investment Corp., Investor Relations, 2 Bethesda Metro Center, 12th Floor, Bethesda, Maryland 20814, or by calling (301) 968-9300. You may review our filings with the SEC by visiting the SEC’s home page on the internet at http://www.sec.gov or by visiting the Investor Relations section of our web site at www.AGNC.com.

OTHER MATTERS

The Board of Directors does not intend to bring other matters before the Annual Meeting except items incidental to the conduct of the meeting. However, on all other matters properly brought before the meeting, or any postponement or adjournment thereof, by the Board of Directors or others, the persons named as proxies in the accompanying proxy card, or their substitutes, will vote in accordance with their discretion.

AGNC INVESTMENT CORP. – Proxy Statement    53

ERRATA SHEET

ERRATA SHEET

This errata sheet to our Proxy Statement dated March 10, 2017 for the 2017 Annual Meeting of Stockholders of AGNC Investment Corp. (the “Proxy Statement”) is being delivered to you by AGNC Investment Corp. to correct certain errors in the table detailing the Security Ownership of Management and Certain Beneficial Owners. The corrected table is set forth below and replaces the table appearing on page 50 of the Proxy Statement.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Beneficial Owners of more than 5%:
BlackRock, Inc.(1)
55 East 52nd Street New York, NY 10055	30,829,390	9.31%
The Vanguard Group(2)
100 Vanguard Blvd. Malvern, PA 19355	25,617,302	7.74%
Directors and Named Executive Officers:(3)
Gary D. Kain	1,023,094	*
Peter J. Federico	262,320	*
Christopher J. Kuehl	255,077	*
Morris A. Davis	–	–
Larry K. Harvey	17,500	*
Prue B. Larocca	4,489	*
Paul E. Mullings	–	–
Aaron J. Pas	–	–
Kenneth L. Pollack	1,000	*
Directors and Executive Officers as a group (10 persons)	1,575,136	*

*	Less than one percent.
(1)	This information is based on a Schedule 13G/A filed with the SEC on January 19, 2017 by BlackRock, Inc., as a parent holding company or control person of certain named funds (“BlackRock”). BlackRock is the beneficial owner of 30,829,390 shares and has the sole power to dispose or direct the disposition of 30,829,390 of such shares and sole power to vote or direct the vote of 28,026,171 of such shares.
(2)	This information is based on a Schedule 13G/A filed with the SEC on February 9, 2017 by The Vanguard Group, Inc. (“Vanguard”), as an investment adviser. Vanguard is the beneficial owner of 25,617,302 shares and has the sole power to dispose or direct the disposition of 25,204,902 of such shares, shared power to dispose or direct the disposition of 412,400 of such shares, sole power to vote or direct the vote of 275,192 of such shares and shared power to vote or direct the vote of 145,502 of such shares.
(3)	The address of each of the executive officers and directors listed above is c/o AGNC Investment Corp., 2 Bethesda Metro Center, 12th Floor, Bethesda, MD 20814.

54    AGNC INVESTMENT CORP. – Proxy Statement

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 20, 2017.

Vote by Internet
• Go to www.investorvote.com/agnc
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals —	The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1, FOR

Proposals 2 and 4 and every 1 Year for Proposal 3.	+

1.	Election of Directors:

		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Gary D. Kain	☐	☐	☐	02 - Morris A. Davis	☐	☐	☐	03 - Larry K. Harvey	☐	☐	☐

	04 - Prue B. Larocca	☐	☐	☐	05 - Paul E. Mullings	☐	☐	☐

		For	Against	Abstain			1 Year	2 Years	3 Years	Abstain
2.	Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐	3.	Advisory vote to select the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

		For	Against	Abstain
4.	Ratification of appointment of Ernst & Young LLP as our independent public accountant for the year ending December 31, 2017.	☐	☐	☐

The proxies are authorized to vote in their discretion on any matter that may properly come before said meeting or any postponement or adjournment thereof.

B	Authorized Signatures —	This section must be completed for your vote to be counted — PLEASE SIGN HERE
AND RETURN PROMPTLY.

Please sign exactly as your name appears on your stock certificate. If registered in the names of two or more persons, each person should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles.

Date (mm/dd/yyyy) — Please print date below.

/ /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

∎	1 U P X	+

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

Proxy — AGNC Investment Corp.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE

2017 ANNUAL MEETING OF STOCKHOLDERS OF AGNC INVESTMENT CORP.

TO BE HELD ON APRIL 20, 2017.

The undersigned hereby appoints Peter J. Federico and Kenneth L. Pollack and each of them, as proxies, with full power of substitution, to vote all shares of common stock of the undersigned as shown below on this proxy at the Annual Meeting of Stockholders to be held at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, on Thursday, April 20, 2017, at 9:00 a.m. Eastern Time, and any postponement or adjournment or thereof.

This proxy is revocable and your shares of common stock will be voted in accordance with your instructions. If no choice is specified, this proxy will be voted FOR the election of all nominees for Director, FOR Proposals 2 and 4 and every 1 year for Proposal 3.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

C	Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

∎	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+